EX-10.72.15

LOAN AGREEMENT

by and among

EMERITUS CORPORATION, a Washington corporation,

SUMMERVILLE SENIOR LIVING, INC., a Delaware corporation,

SW ASSISTED LIVING, LLC, a Delaware limited liability company,

SUMMERVILLE AT HERITAGE PLACE, LLC, a Delaware limited liability company,

SUMMERVILLE AT BARRINGTON COURT LLC, a Delaware limited liability company,

SUMMERVILLE AT ROSEVILLE GARDENS LLC, a Delaware limited liability company,

SUMMERVILLE 5 LLC, a Delaware limited liability company,

SUMMERVILLE 14 LLC, a Delaware limited liability company,

SUMMERVILLE 15 LLC, a Delaware limited liability company,

SUMMERVILLE 16 LLC, a Delaware limited liability company, and

SUMMERVILLE 17 LLC, a Delaware limited liability company,

and

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

Executed as of December 19, 2008

	5.10.	Financial Statements; No Material Adverse Change	21
	5.11.	Property Specific	21
	5.12.	Brokerage Commissions	22
	5.13.	Loan Purposes	22
	5.14.	Single Purpose Entity	22
	5.15.	Master Lease	23
	5.16.	Representations and Warranties Generally	23
	5.17.	Benefits of the Loan; Additional Agreements of Emeritus	23
6	HAZARDOUS MATERIALS.		25
	6.1.	Special Representations and Warranties	25
	6.2.	Covenants	26
	6.3.	Inspection By Lender	27
	6.4.	Lender's Right to Rely	27
	6.5.	Hazardous Materials Indemnity	27
	6.6.	California Deed of Trust	28
7	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS		28
	7.1.	Compliance with Loan Documents	28
	7.2.	Use of the Property	28
	7.3.	Property Leases and Other Transfers	28
	7.4.	Covenants, Conditions and Restrictions	29
	7.5.	Other Agreements Affecting the Property	29
	7.6.	Management Agreement	29
	7.7.	Inspection of Books and Records	29
	7.8.	Litigation	30
	7.9.	No Lien Rights	30
	7.10.	No Transfers or Other Financing	30
	7.11.	No Related Party Payments	30
	7.12.	Mechanics Liens	30
	7.13.	Inspections	31
	7.14.	Construction	31
	7.15.	Massachusetts Mortgage	31
8	FINANCIAL STATEMENTS.		31
	8.1.	Annual Reports	31
	8.2.	Quarterly Reports	32
	8.3.	Certifications of Compliance	32
	8.4.	Annual Budgets	32
	8.5.	Monthly Financial Information	33
	8.6.	Authorizations	33
	8.7.	Actuarial Reports	33
	8.8.	Notices/Inspection Reports from Governmental Authorities	33
	8.9.	Other Information	34

9	BORROWER'S DEFAULT.		34
	9.1.	Borrower's Defaults and Lender's Remedies.	34
	9.2.	Protective Advances	37
	9.3.	Other Remedies	37
	9.4.	RICO Related Law Concerns	37
	9.5.	No Lender Liability	37
	9.6.	Lender's Fees and Expenses	38
10	MISCELLANEOUS.		38
	10.1.	Indemnification	38
	10.2.	Assignment and Participation.	38
	10.3.	Prohibition on Assignment	39
	10.4.	Time of the Essence	39
	10.5.	No Waiver	40
	10.6.	Severability	40
	10.7.	Use of Proceeds	40
	10.8.	Notices	40
	10.9.	Successors and Assigns	41
	10.10.	No Joint Venture	42
	10.11.	Brokerage Commissions	42
	10.12.	Publicity	42
	10.13.	Documentation	42
	10.14.	Additional Assurances	42
	10.15.	Entire Agreement	42
	10.16.	Choice of Law	42
	10.17.	No Third Party Beneficiary	43
	10.18.	Legal Tender of United States	43
	10.19.	Definitions; Captions	43
	10.20.	Interpretation	43
	10.21.	WAIVER OF RIGHT TO JURY TRIAL	44
	10.22.	Credit Reporting	44
	10.23.	Duplication of Deliveries	44
	10.24.	Conflicts with Master Lease	44
	10.25.	Liability Limitation	45

Exhibits:

EXHIBIT A                                      LIST OF FEE PROPERTIES/LEASEHOLD PROPERTIES A-1
EXHIBITS A -1                                      BRIGHTON LEGAL DESCRIPTION A-3
EXHIBITS A -2                                      LAKE MARY LEGAL DESCRIPTION A-4
EXHIBITS A -3                                      GOLDEN POND LEGAL DESCRIPTION A-5
EXHIBITS A -4                                      MENTOR LEGAL DESCRIPTION A-6
EXHIBITS A -5                                      ATHERTON LEGAL DESCRIPTION A-7
EXHIBITS A -6                                      WINDSOR LEGAL DESCRIPTION A-8
EXHIBITS A -7                                      HERITAGE LEGAL DESCRIPTION A-9
EXHIBITS A -8                                      BARRINGTON LEGAL DESCRIPTION A-10
EXHIBITS A -9                                      SOMER PARK LEGAL DESCRIPTION A-11
EXHIBITS A -10                                      FARM POND LEGAL DESCRIPTION A-12
EXHIBITS A -11                                      BONITA SPRINGS LEGAL DESCRIPTIONA-13
EXHIBITS A -12                                      BOYNTON BEACH LEGAL DESCRIPTIONA-14
EXHIBITS A -13                                      DEER CREEK LEGAL DESCRIPTION A-15
EXHIBITS A -14                                      JENSEN BEACH LEGAL DESCRIPTION A-16
EXHIBITS A -15                                      JENSEN BEACH (LAND) LEGAL DESCRIPTION A-17
EXHIBIT B                                      LOAN DOCUMENTS B-1
EXHIBIT C                                      WIRE INSTRUCTIONS C-1
EXHIBIT D                                      FORM OF OFFICER’S CERTIFICATE D-1

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, supplemented, replaced and/or restated from time to time, this “Agreement”) is dated as of December 19, 2008, and is made by and among EMERITUS CORPORATION, a Washington corporation (“Emeritus”); SUMMERVILLE SENIOR LIVING, INC., a Delaware corporation (“SSL”); SW ASSISTED LIVING, LLC, a Delaware limited liability company (“Windsor Borrower”); SUMMERVILLE AT HERITAGE PLACE, LLC, a Delaware limited liability company (“Heritage Borrower”); SUMMERVILLE AT BARRINGTON COURT LLC, a Delaware limited liability company (“Barrington Borrower”); SUMMERVILLE AT ROSEVILLE GARDENS LLC, a Delaware limited liability company (“Somer Park Borrower”); SUMMERVILLE 5 LLC, a Delaware limited liability company (“Farm Pond Borrower”); SUMMERVILLE 14 LLC, a Delaware limited liability company (“Bonita Borrower”); SUMMERVILLE 15 LLC, a Delaware limited liability company (“Boynton Borrower”); SUMMERVILLE 16 LLC, a Delaware limited liability company (“Deer Creek Borrower”); and SUMMERVILLE 17 LLC, a Delaware limited liability company (“Jensen Beach Borrower”, and collectively with Emeritus, SSL, Windsor Borrower, Heritage Borrower, Barrington Borrower, Somer Park Borrower, Farm Pond Borrower, Bonita Borrower, Boynton Borrower and Deer Creek Borrower, on a joint and several basis, “Borrower” or individually each a “Borrower” as the context may require, as determined by Lender), and VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Lender”).

RECITALS

WHEREAS, EMERIVENT BRIGHTON LLC, a Delaware limited liability company (“Brighton Owner”); EMERIVENT LAKE MARY LLC, a Delaware limited liability company (“Lake Mary Owner”); EMERIVENT BRADENTON LLC, a Delaware limited liability company (“Golden Pond Owner”); EMERIVENT MENTOR LLC, a Delaware limited liability company (“Mentor Owner”); and EMERIVENT ATHERTON COURT INC, a Delaware corporation (“Atherton Owner”, and together with Brighton Owner, Lake Mary Owner, Golden Pond Owner and Mentor Owner, individually, each an “Emeritus Purchaser”, and collectively, the “Emeritus Purchasers”) hold fee simple title to five (5) parcels of property, along with all improvements thereon and easements and appurtenances thereto, which parcels are listed as Facility Nos. 1 through 5 on Exhibit A attached hereto, and legally described in Exhibits A-1 through Exhibit A-5 attached hereto (individually, each a “Sold Property”, and collectively, the “Sold Properties”).

WHEREAS, the Emeritus Purchasers have acquired title to the respective Sold Properties pursuant to (i) that certain Agreement for Sale of Real Estate dated as of July 25, 2008, by and between Lender, as Seller, and Emeritus, as Purchaser, relating to the property commonly known as Summerville at Brighton, (ii) that certain Agreement for Sale of Real Estate dated as of July 25, 2008, by and between Lender, as Seller, and Emeritus, as Purchaser, relating to the property commonly known as Summerville at Lake Mary, (iii) that certain Agreement for Sale of Real Estate dated as of July 25, 2008, by and between Lender, as Seller, and Emeritus, as Purchaser, relating to the property commonly known as Golden Pond Assisted Living, (iv) that certain

Agreement for Sale of Real Estate dated as of July 25, 2008, by and between Lender, as Seller, and Emeritus, as Purchaser, relating to the property commonly known as Summerville at Mentor, and (v) that certain Agreement for Sale of Real Estate dated as of July 25, 2008, by and between Lender, as Seller, and Emeritus, as Purchaser, relating to the property commonly known as Atherton Court Alzheimer’s Residence (as amended, supplemented, replaced and/or restated from time to time, individually, each a “Purchase Contract”, and collectively, the “Purchase Contracts”).

WHEREAS, Windsor Borrower, Heritage Borrower, Barrington Borrower, Somer Park Borrower, Farm Pond Borrower, Bonita Borrower, Boynton Borrower, Deer Creek Borrower and Jensen Beach Borrower (individually, each a “Leasehold Borrower”, and collectively, the “Leasehold Borrowers”) hold leasehold interests in ten (10) parcels of property, along with all improvements thereon and easements and appurtenances thereto, which parcels are listed as Facility Nos. 6 through 15 on Exhibit A attached hereto, and legally described in Exhibits A-6 through Exhibit A-15 attached hereto (individually, each a “Leasehold Property”, and collectively, the “Leasehold Properties”) pursuant to that certain Third Amended and Restated Master Lease Agreement dated as of July 25, 2008, by and among Lender and Ventas Framingham, LLC, a Delaware limited liability company, as landlord (together, and collectively with any replacement thereof under the Master Lease, the “Master Landlord”), and Leasehold Borrowers and certain affiliates thereof, as tenants (as amended, supplemented, replaced and/or restated from time to time, the “Master Lease”).

WHEREAS, certain Affiliates of Borrower have also entered into (i) that certain Master Lease Agreement dated as of January 31, 2005, by and between Ventas Fairwood, LLC, as landlord, and Summerville at Fairwood Manor, LLC, a Delaware limited liability company, as tenant (as the same may be amended, supplemented, replaced and/or restated from time to time, the “Fairwood Lease”) and (ii) that certain Master Lease Agreement dated as of April 14, 2005, by and between Ventas Whitehall Estates, LLC, a Delaware limited liability company, as landlord, and Summerville 4 LLC, a Delaware limited liability company, as tenant (as the same may be amended, supplemented, replaced and/or restated from time to time, the “Whitehall Lease”).

WHEREAS, SSL owns, directly or indirectly, one hundred percent (100%) of the membership interests of each Fee Owner (as hereinafter defined) and each Leasehold Borrower.

WHEREAS, Emeritus owns one hundred percent (100%) of the capital stock in SSL.

WHEREAS, as a condition of making the Loan (as hereinafter defined) described in this Agreement, Lender requires that Borrower execute and deliver this Agreement, the Collateral Documents (as hereinafter defined), the other Loan Documents (as hereinafter defined) and the Other Related Documents (as hereinafter defined), as applicable.

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1. Defined Terms.  The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Actuarial Reports” shall mean any and all written reports, studies, analyses or reviews prepared by or behalf of any Borrower Party or their respective insurance providers or carriers, whether quarterly or otherwise, concerning any Borrower Party’s malpractice or professional liability insurance or any Borrower Party’s reserves for expenses relating to malpractice or professional liability claims.

“ADA” shall mean the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq., as hereinafter amended or modified.

“Affiliate” or “Affiliates” shall mean an entity’s partners, members or parent and subsidiary corporations, and any other entity or person, directly or indirectly, controlling, controlled by or under common control with said entity, and their respective affiliates, shareholders, directors, officers, employees and agents.

“Annual Budget” shall mean each Borrower Party’s projection of such Borrower Party’s revenues and expenses for a particular Fiscal Year in a format and containing such information as is reasonably acceptable to Lender.

“Assignee Lender” shall have the meaning ascribed to such term in Section 10.2.

“Assignment of Contracts, Permits and Licenses” shall mean a collateral assignment duly executed by each Leasehold Borrower and consented to by such Material Vendors as Lender may request, as amended, supplemented, replaced and/or restated from time to time, pursuant to which each Leasehold Borrower assigns to Lender, to the extent assignable:  (i) all of Borrower’s right, title and interest in and to all contracts relating to or entered into in connection with the Leasehold Properties, including, without limitation, subcontracts, sub-subcontracts and material purchase orders, and property management agreements, now or hereafter entered into in connection with the management thereof, or any portion thereof, relating to such Leasehold Properties; and (ii) all of Borrower’s right, title and interest in and to all applicable plans and specifications, permits, authorizations, approvals and licenses issued from time to time with respect to the Leasehold Properties.

 “Authorizations” shall mean any and all licenses, operating permits, Provider Agreements, certificates of exemption, approvals, waivers, variances and other governmental or “quasi-governmental” authorizations necessary or advisable for the use of any Property for its primary intended use and receipt of reimbursement or other payments under any Third Party Payor Programs.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 USC § 101-1330), as hereinafter amended or recodified.

“Borrower” shall have the meaning ascribed to such term in the Preamble.

“Borrower Annual Report” shall have the meaning ascribed to such term in Section 8.1.

“Borrower Party(ies)” shall mean, collectively or individually as the context may require, as determined by Lender, each Borrower and each Fee Owner; provided, however, that Borrower Party(ies) shall not include any Fee Owner from and after the date such Fee Owner is no longer controlled by Borrower or an Affiliate of Borrower due to a default under the Loan and Lender’s pursuit of its remedies hereunder or under any of the other Loan Documents.

“Brighton” shall mean that certain Fee Property commonly known as Summerville at Brighton and listed as Facility No. 1 on Exhibit A and legally described on Exhibit A-1.

“Business Day” shall mean a day of the week (but not a Saturday or Sunday or any holiday on which banks in Chicago, Illinois are customarily required or authorized to close).

“California Deed of Trust” shall mean a Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, covering each Leasehold Property located in the State of California and executed by the respective Leasehold Borrower(s) thereof in favor of Lender, as amended, supplemented, replaced and/or restated from time to time.

“Capital Stock” shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests and/or participation or other ownership interests (however designated) of such Person and any rights, warrants or options to purchase any thereof, but excluding the sale of all of the Capital Stock in a Venture Entity (as defined below).

“Capmark” shall mean Capmark Bank, a Utah industrial bank, or any Affiliate thereof.

“Capmark Loan” shall mean the Fee Owners’ first mortgage financing from Capmark obtained in connection with Fee Owners’ initial acquisition of the Fee Properties pursuant to the Purchase Contracts.

 “Cash Collateral Agreement” shall mean that certain Cash Collateral and Security Agreement of even date herewith made by each Leasehold Borrower in favor of Lender granting a first priority lien and security interest in, among other things, one hundred percent (100%) of the Security Deposit, as amended, supplemented, replaced and/or restated from time to time.

“Collateral” shall mean all the property (including all personal, real, tangible and intangible property) in which the Collateral Documents grant (or purport to grant) Lender a security interest or lien.

“Collateral Documents” shall mean the Pledge Agreement, the Cash Collateral Agreement, the Mortgages, the Assignment of Contracts, Permits and Licenses, and all UCC Financing Statements relating to the foregoing.

“Commitment Date” shall have the meaning ascribed to such term in Section 5.10.

“Common Materials” shall have the meaning ascribed to such term in Section 6.2.1.

“Connecticut Mortgage” shall mean a Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, covering each Leasehold Property located in the State of Connecticut and executed by the respective Leasehold Borrower(s) thereof in favor of Lender, as amended, supplemented, replaced and/or restated from time to time.

           “Default Rate” shall mean the rate of fourteen percent (14%) per annum, computed based on a 360-day year and charged on the basis of actual days elapsed.

“Emeritus” shall have the meaning ascribed to such term in the Preamble.

“Emeritus Entities” shall mean, collectively, (i) each Borrower, (ii) each Emeritus Purchaser and (iii) any of their respective Affiliates whose financial activities are, pursuant to GAAP, included in Emeritus’s consolidated financial statements.

“Emeritus Purchaser(s)” shall have the meaning ascribed to such term in the Recitals.

           “Equity Transaction” shall mean, with respect to any Person, any issuance or sale of shares of Capital Stock in such Person or any of its consolidated subsidiaries or other Affiliates, other than an issuance (i) to such Person or any of its consolidated subsidiaries or other Affiliates or (ii) of restricted stock to any present or former employee, officer or director of such Person or any of its consolidated subsidiaries or Affiliates, or in connection with the exercise by a present or former employee, officer or director of such Person or any of its consolidated subsidiaries or Affiliates under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

“Event of Default” shall have the meaning ascribed to such term in Section 9.1.1.

“Fairwood Lease” shall have the meaning ascribed to such term in the Recitals.

“Fairwood Guaranty” shall mean that certain Guaranty of Lease dated as of July 25, 2008, by and between Emeritus, as guarantor, and Ventas Fairwood, LLC, a Delaware limited liability company, as landlord, as amended, supplemented, replaced and/or restated from time to time.

“Fee Owner(s)” shall mean the Brighton Owner and the Golden Pond Owner.

“Fee Property(ies)” shall mean Brighton and Golden Pond.

“FEMA” shall mean the Federal Emergency Management Agency.

“Fiscal Year” shall mean the twelve (12) month period from January 1 to December 31.

“Florida Mortgage” shall mean a Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, covering each Leasehold Property located in the State of Florida and executed by the respective Leasehold Borrower(s) thereof in favor of Lender, as amended, supplemented, replaced and/or restated from time to time.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Golden Pond” shall mean that certain Fee Property commonly known as Golden Pond Assisted Living and listed as Facility No. 3 on Exhibit A and legally described on Exhibit A-3.

“Governmental Authority” shall mean any court, board, agency, licensing agency, commission, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, any state licensing agency and/or any state Medicaid agency and any quasi-governmental authorities.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 6.1.1.

“Hazardous Materials Claims” shall have the meaning ascribed to such term in Section 6.1.3.

“Hazardous Materials Laws” shall have the meaning ascribed to such term in Section 6.1.2.

“Improvements” shall mean the buildings and other structures now or hereafter located on any Property, together with all necessary or required site improvements and all appurtenances and fixtures and all tenant improvements.

“Indemnified Matters” shall have the meaning ascribed to such term in Section 6.5.

“Intercreditor Agreement” shall mean that certain Indemnity Agreement of even date herewith by and between Lender and Capmark.

“Leasehold Borrower(s)” shall have the meaning ascribed to such term in the Recitals.

“Leasehold Property(ies)” shall have the meaning ascribed to such term in the Recitals.

“Lender” shall have the meaning ascribed to such term in the Preamble.

“Loan” shall mean the loan described in Section 2.1.

“Loan Amount” shall mean Ten Million and No/100 Dollars ($10,000,000.00).

“Loan Documents” shall mean those documents, as hereafter amended, supplemented, replaced, modified and/or restated from time to time, properly executed and in recordable form, if necessary, listed as Loan Documents in Exhibit B, and shall also include any other agreement executed by Borrower or any Affiliate of Borrower in favor of or with Lender in connection with the transactions contemplated by this Agreement (other than the Other Related Documents).

“Massachusetts Mortgage” shall mean an Open-End Leasehold Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, covering each Leasehold Property located in the State of Massachusetts and executed by the respective Leasehold Borrower(s) thereof in favor of Lender, as amended, supplemented, replaced and/or restated from time to time.

“Master Landlord” shall have the meaning ascribed to such term in the Recitals.

“Master Lease” shall have the meaning ascribed to such term in the Recitals.

 “Master Lease Guaranty” shall mean, individually or collectively as the context may require (as determined by Lender), (i) that certain Guaranty of Lease dated as of July 25, 2008, by and between Emeritus, as guarantor, and Master Landlord, as landlord, as amended, supplemented, replaced and/or restated from time to time, and (ii) that certain Guaranty of Lease of even date herewith, by and between SSL, as guarantor, and Master Landlord, as landlord, as amended, supplemented, replaced and/or restated from time to time.

“Material Indebtedness” shall mean any borrowing, loan or indebtedness (other than the Loan) for which any Borrower Party is liable (other than non-material vendor agreements, which, in the case of any vendor agreement for which Emeritus is liable, shall mean and refer to any vendor agreement for which the annual aggregate consideration is less than $2,000,000.00, and other than loans for which Emeritus is liable, so long as the principal amount of each such loan is less than $2,000,000.00 and the aggregate principal amount of such loans is less than $20,000,000.00).

“Material Vendors” shall mean those vendors providing services to any Property pursuant to a written contract for which the annual payments to such vendors exceed $20,000.

“Maturity Date” shall mean December 18, 2011.

“Mortgages” shall mean, collectively, the California Deed of Trust, the Connecticut Mortgage, the Florida Mortgage and the Massachusetts Mortgage.

“Municipality” shall mean, on a collective and individual basis, each city or municipality in which any Property is located.

“Net Cash Proceeds” shall mean, with respect to any Person, the aggregate gross cash proceeds received, directly or indirectly, by such Person or any of its consolidated subsidiaries or Affiliates (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), minus the following, without any duplication: (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses related to the transaction generating such cash proceeds (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the applicable Person or consolidated subsidiary or Affiliate), and (ii) in each case, to the extent applicable and not already deducted from the aforesaid aggregate gross cash proceeds, the amount of any payments made to retire indebtedness secured by any land, buildings or other tangible assets being sold or otherwise disposed of where payment of such indebtedness is required in connection with such transaction generating such cash proceeds; provided, however, that, if (a) the recipient of Net Cash Proceeds is an Emeritus Entity that is not, directly or indirectly, 100% owned by Emeritus (a “Venture Entity”), and (b) such Venture Entity received such Net Cash Proceeds in return for Capital Stock in such Venture Entity, then, in such event, the Net Cash Proceeds received by such Venture Entity shall, for purposes hereof, be reduced by the amount of the Net Cash Proceeds (x) received by such Venture Entity from an Equity Transaction that, immediately upon receipt thereof, are paid to a Person that is not a Emeritus Entity, or (y) that, pursuant to the terms of any partnership or operating or shareholder agreement, or similar document, which governs the use of such Net Cash Proceeds, may not be, and in fact are not, distributed or otherwise paid to Emeritus or another entity that Emeritus wholly owns.

“Net Operating Income” shall mean, for any period, the amount by which Operating Revenue for such period exceeds Operating Expenses for such period.

“Note” shall mean that certain Secured Promissory Note of even date herewith duly executed by Borrower to the order of Lender in the stated principal amount of the Loan Amount, as amended, supplemented, replaced and/or restated from time to time.

“Note Rate” shall mean, during the following periods, the following interest rates per annum:

Period	Interest Rate
December 19, 2008 through December 18, 2009	8%
December 19, 2009 through December 18, 2010	8.25%
December 19, 2010 through December 18, 2011	8.5%

“Officer’s Certificate” shall mean a certificate of Borrower (or Borrower Parties, as applicable) collectively, or each Borrower (or Borrower Party) individually, as applicable, signed by the chairman of the board of directors, the president, the chief operating officer, the chief financial officer, the general counsel or the general partner or managing member, as applicable, of each Borrower (or Borrower Party) in the case of a certificate of Borrower (or Borrower Party) collectively, or of such particular Borrower (or Borrower Party), as applicable, in the case of a certificate of an individual Borrower (or Borrower Party), as applicable.

“Opening Disbursement” shall have the meaning ascribed to such term in Section 3.1.

“Operating Expenses” shall mean, with respect to any or all of the Properties, and without duplication, all costs and expenses incurred by the respective Borrower Party(ies), determined on an accrual basis, relating to the operation, maintenance, repair, use and management of such Property(ies), including, without limitation, utilities, repairs and maintenance, insurance, taxes, assessments, levies, fees, advertising expenses, payroll and related taxes, equipment lease payments and actual management fees, but excluding (i) debt service, (ii) depreciation, amortization and other non-cash expenses of the Property(ies); provided, however, that such costs and expenses shall be subject to reasonable adjustment by Lender to normalize such costs and expenses, and (iii) capital expenditures.

“Operating Revenue” shall mean all revenue derived from the operation of any or all of the Properties or a Property, as the case may be, and received by the respective Borrower Party(ies) from whatever source, determined on an accrual basis, but excluding (i) sales, use and occupancy or other taxes on receipts required to be accounted for by such Borrower Party(ies) to any Governmental Authority, (ii) non-recurring revenues as reasonably determined by Lender (e.g. proceeds from a sale of assets or refinancing), (iii) casualty insurance proceeds and awards (other than business interruption or other loss of income insurance related to business interruption or loss of income for the Property(ies) in question), and (iv) any proceeds from the permitted sale or refinancing of any Property or recapitalization of the applicable Borrower Party(ies).  In addition, if required by Lender, revenue accrued but not paid in cash during an accounting period shall be adjusted for an allowance for doubtful accounts in a manner consistent with historical net realizable value.

“Organizational Documents” shall mean, with respect to a (i) corporation, the articles or charter and bylaws; (ii) with respect to a partnership, the partnership agreement and certificate of limited partnership; (iii) with respect to a limited liability company, the operating agreement and certification of formation; (iv) with respect to a trust, the trust agreement; and (v) with respect to an individual, none.

“Other Related Documents” shall mean those documents, as hereafter amended, supplemented, replaced, modified and/or restated from time to time, properly executed and in recordable form, if necessary, listed as Other Related Documents in Exhibit B.

“Permitted Exceptions” shall mean those title exceptions acceptable to Lender in its sole discretion, which shall include any matter which would constitute a Permitted Encumbrance (as such term is defined under the Master Lease) under the Master Lease.

“Permitted Transfers” shall mean (i) any Transfer related to a Leasehold Property, or involving a transfer or issuance of stock in Emeritus, or any change in control of Emeritus or any Person(s) controlling Emeritus, that, if made pursuant to the terms of the Master Lease, would not be a prohibited Transfer thereunder (except that (a) in the event any Successor Entity and/or Seniormost Parent Entity (as such terms are defined in the Master Lease) is required pursuant to the terms of the Master Lease to execute and deliver to the landlord under the Master Lease a new Lease Guaranty in the form of the Emeritus Guaranty (as such terms are defined in the Master Lease) in connection with such Transfer, then such Transfer shall not be a Permitted

Transfer hereunder unless such Successor Entity and/or Seniormost Parent Entity, as applicable, assumes, joins in and agrees to perform any and all duties, liabilities and other obligations of Emeritus under this Agreement, the other Loan Documents and the Other Related Documents, on a joint and several basis with each other (if both a Successor Entity and a Seniormost Parent Entity are required to deliver a new Lease Guaranty relative to the Master Lease, as described above) and with all other Borrowers (including, without limitation, Emeritus, if Emeritus remains in existence), pursuant to documentation reasonably satisfactory to Lender, and (b) if such Transfer results in any mandatory prepayment obligation as provided in Section 2.7.2 hereof, such mandatory prepayment is made to Lender), (ii) any sale or disposition of any item of tangible personal property used in the operation of any of the Properties, provided, however, that, unless such item is functionally obsolete, Borrower shall be obligated to replace, or to cause the Fee Owners to replace, such item with an item of similar quality, use and functionality, and (iii) the mortgage lien granted to secure the Capmark Loan.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, Governmental Authority, endowment fund or other form of entity.

“Pledge Agreement” shall mean that certain Membership Interest Pledge and Security Agreement of even date herewith made by SSL in favor of Lender granting a first priority lien and security interest in one hundred percent (100%) of the membership interests in the Fee Owners, as amended, supplemented, replaced and/or restated from time to time.

“Project” shall mean all of the Improvements located on any one or more of the Properties, as the context may require as determined by Lender, together with any fixtures, fittings, apparatus, machinery, equipment and other personal property, and any replacements thereof or substitutes therefor, now or at any time hereafter owned by the Borrower Parties and located on any such Property(ies) or not located on such Property(ies) but used in any way in connection with such Property(ies) or the Improvements located thereon (other than tangible personal property located at Borrower’s main office).

“Property Leases” shall mean all commercial leases, licenses or other agreements providing for the use or occupancy of any portion of the Properties, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto, provided, however, that Property Leases shall not include the Master Lease nor any Residency Agreement.

“Property(ies)” shall mean, collectively or individually as the context may require, as determined by Lender, each of the Fee Properties and each of the Leasehold Properties.

“Provider Agreements” shall mean any agreements under which healthcare facilities are eligible to receive payment under any Third Party Payor Program from Governmental Authorities or non-public entities.

“Purchase Contract(s)” shall have the meaning ascribed to such term in the Recitals.

“REA” shall mean any reciprocal easement agreement or like agreement (together with any amendments or modifications thereto) concerning any of the Fee Properties executed by and between the respective Fee Owner and owners of adjacent property.

“Residency Agreement” shall mean an agreement with a resident of a Property:  (i) that does not provide for lifecare services; (ii) that does not contain any type of rate lock provision or rate guaranty for more than one (1) calendar year; (iii) that does not provide for any rent reduction or waiver other than for an introductory period not to exceed six (6) months; (iv) under which Borrower Party at no time collects rent for more than one (1) month in advance, other than an amount equal to not more than two (2) months’ rent collected and held by Borrower Party as security for the performance of the resident’s obligations to Borrower Party; (v) that is accurately shown in the accounting records for such Property; and (vi) that is otherwise on Borrower Party’s usual and customary form, without any material amendments to such form.

“RICO Related Law” shall mean the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.

“Security Deposit” shall mean any security deposit, whether now or hereafter existing, and whether in the form of cash or a letter of credit (or the proceeds thereof), deposited by Leasehold Borrowers pursuant to the Master Lease and held by Master Landlord (and/or its Affiliates) pursuant to the Master Lease or by Lender pursuant to the Cash Collateral Agreement.

“Sold Property(ies)” shall have the meaning ascribed to such term in the Recitals.

“SSL” shall have the meaning ascribed to such term in the Preamble.

“Subordination Agreement (Management Agreement)” shall mean Lender’s standard form of Assignment and Subordination of Management Agreement to be executed by the respective Borrower Party and any property manager for the benefit of Lender.

“Third Party Payor Programs” shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic cure or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

“Title Company” shall mean First American Title Insurance Company.

“Title Insurance Policies (Leasehold)” shall mean an ALTA Lender’s (Leasehold) Policy or Policies of Title Insurance as issued by the Title Company covering Lender’s security interest and lien under the Mortgages and corresponding UCC Financing Statements filed as fixture filings, with extended coverage and containing such endorsements as Lender may reasonably require, to the extent available in the State where a Leasehold Property is located, including, without limitation, a creditor’s rights endorsement, a usury endorsement, a separate tax parcel endorsement, a PUD endorsement, a variable rate endorsement, an access endorsement relating to the public street, a survey endorsement, a comprehensive endorsement no. 1, a 3.1 zoning endorsement for any improved property, a first loss endorsement, a subdivision endorsement (if applicable), a contiguity endorsement (if applicable), a waiver of arbitration endorsement, a tie-in endorsement and a last dollar endorsement.

“Title Insurance Policies (Eagle 9)” shall mean (i) an Eagle 9 UCC Insurance Policy, or the equivalent thereto, issued by the Title Company covering Lender’s security interest and lien under the Pledge Agreement and corresponding UCC Financing Statements filed as fixture filings, and containing such endorsements as Lender may require, together with (ii) an ALTA Owner’s Policy of Title Insurance issued in favor of the Fee Owners covering their fee title in the Fee Properties, containing such endorsements as Lender may require, including, without limitation, a Mezzanine Endorsement in favor of Lender.

“Transfer” shall mean any conveyance, transfer, sale, assignment, pledge, hypothecation, mortgage, encumbrance or other disposition of all or any portion of the Properties or of any interest in any Borrower Party, as applicable, or the entering into of any agreement to do any of the foregoing, whether the same occurs directly, indirectly, by operation of law or otherwise.

“UCC” shall mean the Uniform Commercial Code as enacted in the states where the Collateral is located or the applicable party is organized.

“Venture Entity” shall have that meaning ascribed to it in the definition of “Net Cash Proceeds”.

“Whitehall Lease” shall have the meaning ascribed to such term in the Recitals.

“Whitehall Guaranty” shall mean that certain Guaranty of Lease dated as of July 25, 2008, by and between Emeritus, as guarantor, and Ventas Whitehall Estates, LLC, a Delaware limited liability company, as landlord, as amended, supplemented, replaced and/or restated from time to time.

1.2. Exhibits and Schedules Incorporated.  All exhibits and schedules attached hereto or referenced herein are hereby incorporated into this Agreement.

2. LOAN.

2.1. The Loan.  Borrower desires to obtain from Lender a loan (the “Loan”) in an amount equal to the Loan Amount.  Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past the Maturity Date, unless Borrower and Lender hereafter specifically otherwise agree in writing.

2.2. Intentionally Omitted.

2.3. Loan Documents.  Borrower shall deliver to Lender concurrently with this Agreement each of the Loan Documents and the Other Related Documents, properly executed and in recordable form, as applicable.

2.4. Agreement Date.  The Loan Documents and the Other Related Documents shall become effective as of the date of this Agreement.

2.5. Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents and the Other Related Documents shall be repaid in full.  All payments due under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.6. Note Rate.

2.6.1. Interest Rate.  All disbursements of Loan proceeds shall bear interest at the applicable Note Rate, subject to the default interest provisions contained herein.

2.6.2. Interest Payments.  Subject to Section 2.6.3, interest accrued on the outstanding amount of the Loan shall be payable by Borrower in arrears on the first Business Day of the first calendar month following the date of this Agreement, and the first Business Day of each succeeding calendar month thereafter, and on the Maturity Date.

2.6.3. Default Interest.

2.6.3.1. If any payment of interest required hereunder or under any other Loan Document or Other Related Document is not received by Lender on or before the fifth (5th) day following the date such payment becomes due, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such unpaid payment to defray part of the increased cost of collecting late payments and the opportunity costs incurred by Lender because of the unavailability of the funds.  If such interest payment is not received by Lender on or before the fifth (5th) day following the date when it becomes due, Borrower shall pay interest on the entire outstanding principal balance of the Note at the Default Rate from and after the date when the payment was due.

2.6.3.2. If any payment of principal required hereunder or under any other Loan Document or Other Related Document, other than the repayment of the Loan Amount due on the Maturity Date, is not received by Lender on or before the date such payment becomes due, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such unpaid payment to defray part of the increased cost of collecting late payments and the opportunity costs incurred by Lender because of the unavailability of the funds.  In addition to the late charge, Borrower shall pay interest on the entire outstanding principal balance of the Note at the Default Rate from and after the date when the payment was due.

2.6.3.3. Effective immediately upon the occurrence of any Event of Default other than default in the payment of interest or principal as described in the preceding two paragraphs, the balance of this Note then outstanding shall bear interest at the Default Rate (based on a 360-day year and charged on the basis of actual days elapsed).  In addition, all other amounts due Lender (whether directly or for reimbursement) under the Note, the Loan Agreement or any of the other Loan Documents or the Other Related Documents, if not paid when due or, in the event no time period is expressed, if not paid within five (5) days after written notice from Lender that the same has become due, shall also bear interest thereafter at the Default Rate.

2.6.4. Computation of Interest.  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrued and a year of 360 days.  In computing interest, the date of funding, but not the date of payment so long as received by 2:00 P.M. (Central Standard Time), shall be included; provided, however, that if any funding is repaid on the same day on which it is made, one day’s interest shall be paid thereon.  Notwithstanding any of the terms and conditions contained in this Section, interest in respect of any amount of the Loan shall not exceed the maximum rate permitted by applicable law.

2.7. Prepayments; Amortization; Payments.

2.7.1. Voluntary Prepayments.  Borrower may prepay the Loan in whole or in part at any time without penalty upon thirty (30) days prior written notice to Lender.

2.7.2. Mandatory Prepayments.

2.7.2.1. In the event any of the Emeritus Entities engage, directly or indirectly, in an Equity Transaction, Borrower shall pay, or cause to be paid, to Lender on account of the Loan the lesser of either (i) the amount of the Net Cash Proceeds received by any of the Emeritus Entities from such Equity Transaction or (ii) all amounts owing with respect to the Loan.

2.7.2.2. In the event of any sale or refinancing, directly or indirectly, of any of the Sold Properties (not including the Capmark Loan) and/or any interest of any Emeritus Entity in the Sold Properties, Borrower shall pay, or cause to be paid, to Lender on account of the Loan the lesser of either (i) the amount of the Net Cash Proceeds from such sale or refinancing or (ii) all amounts owing with respect to the Loan.

2.7.3. Amortization.  In addition to the interest payments provided in Section 2.6.2 above, on January 2, 2009, and on the first Business Day of each succeeding calendar month thereafter that precedes the month which includes the Maturity Date, Borrower shall pay to Lender, in partial repayment of the outstanding principal amount under the Loan Documents and the Other Related Documents, the amount of Forty Thousand and No/100 Dollars ($40,000.00).

2.7.4. Manner and Time of Payment.  All payments of principal, interest and fees hereunder, or under the other Loan Documents or the Other Related Documents,  payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lender’s written wire transfer instructions from time to time delivered pursuant to the notice provisions hereof (Lender’s current wire transfer instructions are attached hereto as Exhibit C)) of immediately available funds delivered to Lender not later than 2:00 P.M. (Central Standard Time) on the date due.  Funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

2.7.5. Payments on Non-Business Days.  Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

2.8. Expenses.  Borrower shall, immediately upon demand, pay or reimburse Lender for all attorneys’ fees and expenses incurred by Lender in any proceedings involving the estate of a decedent, an insolvent or a bankrupt, or in any action, proceeding or dispute of any kind in which Lender, in its capacity as lender hereunder (and not as a landlord under the Master Lease), is made a party, or appears as an intervenor or party plaintiff or defendant, affecting or relating to this Agreement or any of the other Loan Documents and the Other Related Documents, any Emeritus Entity, or any of the Properties, including, without limitation, the foreclosure of any of the Collateral Documents, any condemnation action involving any of the Properties, or any action to protect Lender’s interest in any of the Properties, and any such amounts paid by Lender and not paid or reimbursed by Borrower as determined by Lender in its sole discretion, within ten (10) days after Lender’s demand therefor shall be added to the indebtedness evidenced by the Note, secured by the lien of the Collateral Documents, and shall be due and payable upon demand.  Borrower shall pay promptly to or as directed by Lender, after a request therefor by Lender, all out-of-pocket expenses, charges, costs and fees relating to the cost of reviews and inspections of the Fee Properties and reviews of environmental or title reports or materials related thereto, and all out-of-pocket expenses, charges, costs and fees of or relating to the Loan, including, without limitation, all escrow and recording fees and charges, title insurance premiums, transfer, documentary stamp and/or other forms of mortgage taxes, legal fees and expenses of outside counsel for Lender and any third-party engaged by Lender’s outside counsel on behalf of Lender, and third-party insurance consultant fees, and any such amounts paid by Lender and not paid or reimbursed by Borrower within ten (10) days after Lender’s demand therefor shall be added to the indebtedness evidenced by the Note, as determined by Lender in its sole and absolute discretion, secured by the Collateral Documents, and shall be due and payable upon demand.  The foregoing shall not require Borrower to pay any charges or expenses which Master Landlord is otherwise obligated to pay under the Master Lease or Lender is otherwise obligated to pay under the Purchase Contracts.

3. DISBURSEMENT.

3.1. Loan Opening and Disbursements of Loan Proceeds.  At such time as all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered or caused to be executed and delivered to Lender each of the Loan Documents and the Other Related Documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to Borrower an amount equal to the Loan Amount (the “Opening Disbursement”).  In the event Borrower fails to satisfy such disbursement conditions, Borrower nevertheless shall pay all costs and expenses incurred by Lender in connection with the transactions contemplated herein promptly upon receipt of an invoice therefor from Lender (and, if appropriate, any Affiliate of Lender).

3.2. Conditions Precedent to Opening Disbursement.  In addition to the Loan Documents and the Other Related Documents, and in conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Opening Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:

3.2.1. Title Insurance.

3.2.1.1. Title Insurance Policies (Leasehold).  Concurrently with the recording of each of the Mortgages (other than the Florida Mortgage), the Title Insurance Policies (Leasehold) issued by the Title Company with respect to each of the Leasehold Properties (other than the Leasehold Properties located in Florida), with a tie-in endorsement acceptable to Lender in its sole and absolute discretion, insuring, in an amount equal to the Loan Amount, as of the date of the Opening Disbursement, each such Mortgage to be a valid first and prior lien on the leasehold interest of each Leasehold Borrower under the Master Lease, subject only to the Permitted Exceptions, and, concurrently with the recording of the Florida Mortgage, the Title Insurance Policies (Leasehold) issued by the Title Company with respect to each of the Leasehold Properties located in Florida, with a tie-in endorsement acceptable to Lender in its sole and absolute discretion, insuring, in an amount equal to the Loan Amount, as of the date of the Opening Disbursement, the Florida Mortgage to be a valid first and prior lien on the leasehold interest of each Leasehold Borrower under the Master Lease, subject only to the Permitted Exceptions.

3.2.1.2. Title Insurance Policies (Eagle 9).  Concurrently with the execution and delivery of the Pledge Agreement, and the recording of the corresponding UCC Financing Statements, the Title Insurance Policies (Eagle 9) issued by the Title Company with respect to each Fee Owner (and Fee Property), insuring, in an amount equal to the Loan Amount, as of the date of the Opening Disbursement, the Pledge Agreement and corresponding UCC Financing Statements to be a valid first and prior lien on the membership interests of each Fee Owner, subject only to the Permitted Exceptions.

3.2.2. Intentionally Omitted.

3.2.3. Insurance.  Evidence of the insurance described in Section 4.

3.2.4. Searches.  Such UCC searches on each Borrower Party, and any other owner of the Collateral (including the Fee Owners directly) pertaining to the jurisdictions (i) in which the owner of the Collateral is organized, and (ii) in which the Collateral is located as determined pursuant to Article 9 of the UCC.

3.2.5. Opinions.  An opinion of counsel of Borrower reasonably satisfactory to Lender, dated on or about the date of the Opening Disbursement and relating to such customary matters with respect to the Loan Documents and the Other Related Documents, the Loan, the Properties and otherwise with respect to the transaction contemplated hereby as Lender may reasonably request.

3.2.6. Organization, Authorization and Good Standing.  Such evidence of the due authorization, good standing and qualification to do business, of the Borrower Parties as

Lender may reasonably request and certified copies of the Organizational Documents of each Borrower Party.

3.2.7. Master Lease Guaranty from SSL.  An executed original of the Master Lease Guaranty of even date herewith from SSL.

3.2.8. Intentionally Omitted.

3.2.9. Lender Consents.  Delivery of written consents from any mortgage lender with a lien on Brighton and/or Golden Pond (including, without limitation, Capmark), and from any other lenders having consent rights as to any of the Collateral Documents, consenting to Lender’s security and collateral interests and Lender’s other rights under the Collateral Documents, in form and substance satisfactory to Lender, as determined in its reasonable discretion.

3.2.10. USA Patriot Act. Such information on the principals of the Borrower Parties as Lender reasonably believes is prudent to ensure compliance with the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001).  Lender hereby notifies Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

3.3. Disbursements Evidenced by the Note.  All amounts disbursed by Lender hereunder, together with interest thereon, shall be evidenced by the Note and secured by the Collateral Documents.

4. INSURANCE.

4.1. Types of Policies.  Subject to Section 4.6 below, Borrower, at its sole cost and expense, shall insure or cause to be insured and keep insured each Fee Property against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time deem (i) commercially reasonable (in light of such factors, including, without limitation, the availability and cost of particular types and amounts of coverages, as Lender, in its sole discretion, deems appropriate) and/or (ii) consistent with the insurance coverages that are maintained by owners of properties similar to the Fee Properties, and, in any event, including, without limitation, the following coverages with respect to each of the Fee Properties (where references are made to “the Property” in this Section 4 they are intended to refer to each and every Fee Property):

4.1.1. All Risk.  Insurance against loss to the Property which, during any construction, shall be on an “All Risk” perils “Builders’ Risk,” monthly reporting or non-reporting “Completed Value” form and, after completion of construction, shall be on an “All Risk” policy form covering, in each case, insurance risks of all physical loss “Causes of Loss - Special Form,” including theft, terrorism, and insurance against such other risks as Lender may reasonably require.  Such policies shall be in amounts equal to the full replacement cost of the Property (including the related Improvements and, specifically, Fee Owner’s interest in any leasehold improvements).

4.1.2. Flood.  If any Property is now, or at any time while any obligation of Borrower hereunder remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a Special Flood Hazard Area, insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, in amounts reasonably acceptable to Lender.

4.1.3. Public Liability.  Commercial general public liability insurance against death, bodily injury and property damage arising in connection with the Property with limits of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence with not less than a Three Million and No/100 Dollars ($3,000,000.00) general aggregate limit and with the applicable limits applying on a “per location” basis.  Such policy shall be written on a claims made form and shall list the respective Borrower Parties as the named insured, shall designate thereon the location of the Property and shall have such limits and deductibles as Lender may reasonably require.

4.1.4. Contractor’s Insurance.  During the entire period of material renovation and construction of any of the Improvements on the Property, Borrower shall cause to be furnished to Lender certificates from the insurance carrier for the respective Project contractor evidencing worker’s compensation, employers’ liability, commercial auto liability, excess umbrella liability coverage and commercial general liability insurance (including contractual liability and completed operations coverage) written on an occurrence form, with such general liability insurance limits as Lender may reasonably require.

4.2. Policy Requirements.  All insurance shall be carried in companies acceptable to Lender and all policies shall name Lender as an additional insured on a primary and non-contributory basis, mortgagee and loss payee.  Furthermore, all insurance shall be in form and content reasonably acceptable to Lender, provide thirty (30) days’ advance written notice to Lender before any cancellation, adverse material modification or notice of non-payment and, to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Lender.  All physical damage policies and renewals shall contain a standard mortgage clause naming Lender as mortgagee, which clause shall expressly state that any breach of any condition or warranty by any applicable Borrower shall not prejudice the rights of Lender under such insurance, as well as a loss payable clause in favor of Lender for personal property, contents, inventory and equipment.  Except for Master Landlord, no additional parties shall appear in the mortgage or loss payable clause with respect to any Property without Lender’s prior written consent.  All evidence of insurance shall reference the specific projects being covered by name and address and shall otherwise be in form and substance reasonably acceptable to Lender.  All deductibles shall be in amounts reasonably acceptable to Lender.

4.3. Notice; Evidence of Renewal.  Any notice pertaining to insurance and required pursuant to this Section shall be given in the manner provided in Section 10.8 and at any additional address of which Lender gives Borrower prior written notice.  Borrower shall use commercially reasonable efforts to deliver to Lender evidence of renewal satisfactory to Lender at least ten (10) days before the expiration date of existing policies or any prior renewal thereof.  If Lender has not received satisfactory evidence of such renewal or substitute insurance as of ten (10) days before such expiration date, Lender shall have the right, but not the obligation, to purchase such insurance upon three (3) days’ prior notice to Borrower (if such notice is given by

Lender more than five (5) days in advance of such expiration date), unless Borrower has provided such satisfactory evidence to Lender prior to the expiration of such three (3) day period, or with no notice to Borrower at any time three (3) days or less prior to such expiration date, unless Borrower has provided such satisfactory evidence to Lender prior to Lender’s aforesaid purchase of insurance.  Any amounts so disbursed by Lender pursuant to this Section shall be a part of the Loan and shall bear interest at the Default Rate.  Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any right accruing to Lender on account of this Section 4.

4.4. Separate Insurance.  Borrower shall not carry any separate insurance on the Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender’s prior written consent and, in the event Lender grants its consent, any such policy shall nevertheless have attached thereto a standard non-contributing mortgagee clause, with loss payable to Lender, and shall otherwise meet all other requirements set forth in this Section.

4.5. Leasehold Properties.  Notwithstanding anything contained herein which may be construed to the contrary, the Leasehold Properties shall be insured pursuant to the requirements set forth in the Master Lease so long as all or any portion of the Loan remains outstanding, except that, in addition to complying with such requirements, Borrower shall cause Lender, in its capacity as lender under the Loan, to be named as an additional insured on a primary, non-contributory basis on any commercial liability insurance that is required under the Master Lease and shall cause Lender, in its capacity as lender under the Loan, to be named as loss payee and mortgagee under a so-called New York standard non-contributory mortgagee clause on any “all risk” or “special causes of loss” or similar policy that is required under the Master Lease.

4.6. Fee Properties.  Notwithstanding anything contained herein which may be construed to the contrary, in the event of any conflict between the requirements of this Section 4 and the insurance requirements set forth in the Capmark Loan documents, the Fee Properties shall be insured pursuant to the requirements set forth in the Capmark Loan documents, so long as the Capmark Loan shall be outstanding, except that, notwithstanding the foregoing, Borrower shall cause Lender, in its capacity as lender under the Loan, to be named as an additional insured on a primary, non-contributory basis on any commercial liability insurance that is required under the Capmark Loan documents.

5. GENERAL REPRESENTATIONS AND WARRANTIES.  Borrower hereby covenants, represents and warrants to Lender as follows:

5.1. Authority.  Each Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents and the Other Related Documents to which it is a party and any other documents and instruments to be executed and delivered by such Borrower pursuant to this Agreement.  The Loan Documents and the Other Related Documents and any other documents and instruments to be executed and delivered by the Borrower pursuant to this Agreement, when executed and delivered pursuant hereto, will constitute the duly authorized, valid and legally binding obligations of such parties and will be enforceable strictly in accordance with their respective terms, subject to the effect of bankruptcy and other laws affecting the rights of creditors generally.

5.2. Formation.  Each Borrower that is not an individual or general partnership is a corporation, limited liability company or limited partnership, is duly formed, validly existing and in good standing under the laws of the state under the laws of which it was formed.  Each Borrower that is an entity has qualified to do business in every state where such qualification is required. Borrower has furnished Lender with a certified true, complete and correct copy of the Organizational Documents of each Borrower Party.  No Borrower shall modify, amend, terminate or otherwise change any of the Organizational Documents of any Borrower Party without Lender’s consent.

5.3. No Default.  None of the Borrower Parties is in default under any contract, agreement or commitment to which it is a party, the effect of which would adversely affect any Borrower’s performance of its respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement or any of the other Loan Documents and the Other Related Documents.  The execution and delivery of the Loan Documents and the Other Related Documents and any other documents or instruments to be executed and delivered by Borrower pursuant hereto, the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof, will not (i) to the best of Borrower’s knowledge, violate any presently existing provisions of law or any presently existing applicable regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in any acceleration of any obligations under, any indenture, mortgage, deed of trust, instrument, documents, agreement or contract of any kind to which any Borrower is a party or by which any Collateral of any Borrower may be bound.

5.4. No Litigation.  There are no petitions, actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting any Collateral before any court or governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind, which will materially adversely affect the performance by any Borrower of its obligations pursuant to and as contemplated by the terms and conditions of this Agreement or the other Loan Documents and the Other Related Documents.

5.5. True and Complete Information.  To Borrower’s knowledge, neither this Agreement, nor any other Loan Document or Other Related Document, nor any document, financial statement, credit information, certificate or other statement required herein furnished to Lender by any Borrower Party contains any untrue statement of a material fact or omits to state a material fact relating to the Collateral or any matter covered by this Agreement.

5.6. Usury.  The Loan constitutes a business loan within the meaning of 815 Illinois Compiled Statutes, 205 Section 4(1)(c), and the amounts to be received by Lender as interest under the Note are not usurious or illegal under Illinois law.

5.7. Non Foreign Status.  No Borrower Party is a nonresident alien for purposes of U.S. income taxation or is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Internal Revenue Code and Income Tax Regulations).

5.8. ERISA.  No Borrower Party is and, for so long as any obligation of Borrower hereunder remains outstanding, shall be an “employee benefit plan” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, no Borrower Party’s assets constitute assets of any such plan.

5.9. RICO.  There are no suits, actions or proceedings pending or threatened against any Borrower Party or Daniel R. Baty under a RICO Related Law.

5.10. Financial Statements; No Material Adverse Change.  Borrower has heretofore furnished Lender a copy of each Borrower Party’s compiled financial statements each dated as of September 30, 2008.  Such financial statements were prepared on a GAAP basis in a manner consistent with the applicable Borrower Party’s preparation method for the prior fiscal year and present fairly the financial condition of such Borrower Party as of the date thereof and the results of operations for the period then ended and otherwise comply with Section 8.1.  Since the date of such financial statements, there has been no material adverse change in such Borrower Party’s business or financial condition not disclosed in writing to Lender.  Such Borrower Party has no contingent liabilities not provided for or disclosed in said financial statements, except as disclosed in writing to Lender.  Each Borrower Party has the financial capacity to perform and discharge each and every one of its respective obligations and liabilities under this Agreement and any of the other Loan Documents and the Other Related Documents as it becomes due.  Since July 25, 2008 (the “Commitment Date”), no material adverse change has occurred in the financial condition of any Borrower Party, and (ii) no Event of Default exists and is continuing under the Master Lease, the Brighton Lease (as defined in the Master Lease), the Fairwood Lease, the Whitehall Lease, or any guaranty relating to any of the foregoing, and no event or condition has arisen that, with notice or passage of time or both, could reasonably be expected to become an Event of Default under any one or more of the foregoing.

5.11. Property Specific.  With respect to each Property (where references are made to “the Property” in this Section 5.11 they are intended to refer to each and every Property):

5.11.1. Compliance With Laws.  To Borrower’s knowledge, the use of the Property does not violate any presently existing applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, without limitation, any presently existing zoning or building laws or ordinances, any presently existing environmental protection laws or regulations, or any presently existing rules, regulations or orders of any governmental agency), or any building permit issued with respect to the Property or any condition, easement, right-of-way, covenant or restriction of record affecting the Property, which violation could, in Lender’s reasonable opinion, impair any Borrower’s ability to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement.

5.11.2. ADA Compliance.  The Improvements on the Property are, to Borrower’s knowledge, and shall be maintained, in strict accordance and full compliance with all of the requirements of the ADA and any similar state or local law, to the extent same are applicable thereto.  Borrower shall pay or cause to be paid all ADA related compliance costs relating to each Property.

5.11.3. Flood Plain and Wetlands.  No portion of Improvements on any Property is located (i) in an area designated by FEMA as a Special Flood Hazard Area, (ii) in an area classified as “wetlands” or (iii) in an area designated by any federal, state or local governmental or quasi-governmental agency as a “floodway,” special flood hazard area or flood plain.

5.11.4. No Defaults Under Agreements Affecting the Property.  There exist no monetary defaults or other material defaults, of which the Borrower Parties have given or received notice, beyond any applicable cure period under any (i) agreement (written or oral) relating to the Property (including, without limitation, any REA), or (ii) under any material Property Lease.

5.11.5. Associations.  Each Borrower will comply, in all material respects, with all obligations arising from membership in any association imposed on the owner of its Property pursuant to any recorded instrument to which title to the Property is subject, or otherwise imposed on any Borrower under any such instrument.  Borrower shall promptly deliver to Lender copies of any notice of default relating to any payment or other obligation under any such instrument which any Borrower may receive.  In the event Lender receives notice of any such payment default from whatever source, Lender, upon prior notice to Borrower, may elect (but shall have no obligation) to make such payment on behalf of any Borrower, in which event the amount so paid, as determined by Lender in its sole discretion, shall be deemed a disbursement of Loan proceeds and become additional indebtedness under the Note.

5.11.6. Agreements Affecting the Properties.  No Borrower shall enter into any contract or agreement relating to the management of the Properties without the prior written consent of Lender (not to be unreasonably withheld or delayed) and, if required by Lender, the applicable Borrower shall execute a collateral assignment to Lender of such Borrower’s right, title and interest in and to any such property management agreement.

5.12. Brokerage Commissions.  No brokerage fees or commissions are payable by any Borrower in connection with the Loan.

5.13. Loan Purposes.  The Loan is not being made for the purpose of purchasing or carrying margin stocks, and Borrower agrees to execute, or cause to be executed, upon reasonable request from Lender, all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System.  The Loan is an exempt transaction under the Truth-in-Lending Act.

5.14. Single Purpose Entity.  Each Leasehold Borrower and each Fee Owner is and shall remain a single purpose entity which (i) was formed or organized solely for the purpose of acquiring and directly holding an ownership or leasehold interest in a Property and activities incidental thereto, (ii) does not and will not engage in any business unrelated to such Property, (iii) does not and will not have any assets other than those related to its interest in such Property or any indebtedness other than as permitted by the Loan Documents and the Other Related Documents, (iv) has its own separate books and records and keeps its own accounts, in each case which are separate and apart from the books and records and accounts of any other entity, (v) is subject to all of the limitations on powers set forth in its organizational documentation, (vi) holds and will hold itself out as being an entity separate and apart from any other entity, (vii) has not at any time since its formation assumed or guaranteed and will not assume or guaranty the liabilities of any other entity, (viii) has not at any time since its formation acquired and will not acquire obligations or securities of any other entity, (ix) has not at any time since its formation made and will not make loans to any other entity, and (x) does not and will not have any subsidiaries.  No Leasehold Borrower or Fee Owner shall allow, suffer or permit, at any time, any security interest in personal or real property to exist with respect to any of its property (including the Property), except for security interests in favor of Lender (and other than the Capmark Loan).

5.15. Master Lease.  Each Leasehold Borrower shall at all times comply with the requirements, obligations, terms and conditions set forth in the Master Lease.

5.16. Representations and Warranties Generally.  The representations and warranties set forth in this Agreement and/or in any other Loan Document or Other Related Document will be true and correct on the date of this Agreement and at the dates of all disbursements of the Loan.  All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender’s review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan and all disbursements thereunder).

5.17. Benefits of the Loan; Additional Agreements of Emeritus.  Each Borrower acknowledges and agrees that:

(i) the consummation of the Purchase Contracts, and, among other results thereof, the partial terminations of the Master Lease and termination of the Brighton Lease that will result from such consummation, are beneficial to Borrower;

(ii) without the Loan, Emeritus, as Purchaser under the Purchase Contracts, would not have entered into the Purchase Contracts;

(iii) pursuant to Section 3.4.4 and the other provisions of the Master Lease, upon the consummation of the Purchase Contracts, the Security Amount (as defined in the Master Lease) will immediately be reduced by in excess of $4,000,000.00 (exclusive of the additional amount of the Security Deposit that is being returned on account of the termination of the Master Lease as it relates to the Sold Properties pursuant to the Purchase Contracts) and the manner in which such Security Amount is calculated under the Master Lease in the future will be made substantially more favorable to Borrower, both of which results are major benefits to Borrower;

(iv) the Master Lease, as it was entered into as of July 25, 2008 and which combined, amended and restated two previous master leases, included material, bargained-for and advantageous provisions in favor of Leasehold Borrowers, including, without limitation, provisions not included in the aforesaid previous master leases eliminating certain individual Property financial tests, expanding Leasehold Borrowers’ rights relative to assignments and changes in control, and extending certain rights of first offer to additional Persons, that, in the business judgment of Leasehold Borrowers, provided and provide fair consideration and value and business justification for the agreements of Leasehold Borrowers in the Master Lease, and in this Agreement, the other Loan Documents and the Other Related Documents, relative to the Loan, including, without limitation, the agreements of Leasehold Borrowers, at Section 17.11 of the Master Lease (which Section 17.11 was not included in the aforesaid previous master leases), among other things, (x) to be a borrower under the Loan, (y) that an Event of Default under the Loan will constitute an event of default under the Master Lease and (z) granting the right to apply the Security Deposit to amounts owing under the Loan; and

(v) for the preceding reasons and many others, each Borrower has, after careful consideration and with the advice of counsel, concluded that entry into this Agreement and the other Loan Documents and the Other Related Documents is in the best interest of each Borrower, and, without limitation of the foregoing, that granting a lien and security interest in the Security Deposit to Lender to secure the Loan, and agreeing that an Event of Default under the Loan will constitute an Event of Default under the Master Lease, is in each Borrower's best interest, notwithstanding that the proceeds of the Loan will initially be wholly used by Emeritus to finance the consummation of the Purchase Contracts.

Moreover, without limitation of the substantial and material benefits that each Leasehold Borrower and SSL will realize from the Loan as referenced above, as an additional material inducement to Leasehold Borrowers and SSL to enter into this Agreement, the other Loan Documents and the Other Related Documents, Emeritus agrees (1) with and in favor of Lender and each Leasehold Borrower and SSL, that, in the event of any application of the Security Deposit to amounts due under the Loan or other enforcement of Lender's rights with respect to the Security Deposit, Emeritus shall immediately take all necessary actions (whether by depositing additional Security Deposit funds or otherwise) to restore the amount of the Security Deposit to the Secured Amount required under the Master Lease, in order to avoid an Event of Default under the Master Lease, and (2) for the benefit of each Leasehold Borrower and SSL and as between Emeritus, on the one hand, and each other Borrower, on the other hand, to indemnify and hold harmless each Leasehold Borrower and SSL from and against any loss, damage, cost or expense actually incurred, including, without limitation, attorneys' fees and expenses, that any Leasehold Borrower or SSL may suffer or incur as a result of any application of the Security Deposit to amounts due under the Loan or other enforcement of Lender's rights with respect to the Security Deposit or otherwise as a result of collection by Lender of any amounts due under the Loan from any Leasehold Borrower or SSL (which collection rights, and all other rights of Lender under this Agreement, the other Loan Documents and the Other Related Documents, are unaffected and unimpaired by this subsection (2)).

6. HAZARDOUS MATERIALS.

6.1. Special Representations and Warranties.  Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows, with respect to each Property, except as otherwise disclosed to Lender pursuant to the making of the Loan or in connection with the Master Lease:

6.1.1. Hazardous Materials.  The Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances or regulations (collectively, the “Hazardous Materials”).

6.1.2. Hazardous Materials Laws.  The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials and with any permit, license or requirement pertaining to the protection, preservation, conservation or regulation of the environment which relates to the Property (“Hazardous Materials Laws”), including, without limitation:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

6.1.3. Hazardous Materials Claims.  There are no claims or actions (“Hazardous Materials Claims”) pending or threatened in writing, nor have there been any such claims or actions in the past, against Borrower, any Borrower Party or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

6.1.4. Storage Tanks.  No storage tanks (including, without limitation, petroleum or heating oil storage tanks), underground or above-ground, are present on or under the Property.

6.1.5. Waters of the United States.  No part of the Fee Properties contains “waters of the United States”, as defined in 33 CFR 328.  Borrower shall not, and shall not cause or permit the Fee Owners to, discharge dredged or fill material into waters of the United States as such activity is described and regulated by Section 404 of the Clean Water Act, 33 U.S.C. 1344.

6.2. Covenants.  Borrower agrees as follows (where references are made to “the Property” in this Section 6.2 they are intended to refer to each and every Property):

6.2.1. No Hazardous Activities.  Borrower shall not cause or permit the Property or any Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, other than products and materials of a type commonly used or otherwise present in assisted living facilities, in quantities and in a manner which complies with Hazardous Materials Laws (“Common Materials”).

6.2.2. Compliance.  Borrower shall comply and cause the Fee Owners, the Property and the Improvements to comply with all Hazardous Materials Laws.

6.2.3. Notices.  Borrower shall immediately notify Lender in writing of:  (i) the discovery of any Hazardous Materials on, under or about the Property or Improvements, other than Common Materials; (ii) any knowledge by any Borrower Party that the Property or Improvements do not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.  Borrower shall promptly cure and have dismissed with prejudice, or caused to be promptly cured and dismissed with prejudice, all Hazardous Materials Claims pursuant to applicable law, and Borrower shall keep or cause to be kept the Property free of any encumbrance arising from any judgment, liability or lien imposed pursuant to any Hazardous Materials Claims.  Notwithstanding the foregoing sentence, Borrower may, diligently, in good faith and by appropriate legal proceedings, contest, or Borrower may permit another Borrower Party to contest, any such Hazardous Materials Claims provided (i) Borrower first furnishes or causes to be furnished to Lender such deposits or other collateral as Lender, in its sole discretion, deems sufficient to fully protect Lender’s interests, (ii) such contest shall have the effect of preventing any threatened or pending sale or forfeiture of all or any portion of the Property or the loss or impairment of Lender’s lien and security interests in and to the Property, and (iii) such contest will not cause Lender to incur any liability, in Lender’s sole judgment.  Borrower shall permit (or cause each Borrower Party to permit) Lender, at Lender’s option (but with respect to the Fee Properties, subject to any restrictions contained in the Capmark Loan documents of which Borrower has provided Lender with written notice and evidence), to appear in and to be represented in any such contest and shall pay or cause to be paid upon demand all expenses incurred by Lender in so doing, including, without limitation, attorneys’ fees and expenses.

6.2.4. Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Property or Improvements (but with respect to the Fee Properties, subject to any restrictions contained in the Capmark Loan documents of which Borrower has provided Lender with written notice and evidence), Borrower shall immediately take or cause to be taken, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

6.2.5. Exceptions.  The obligations of Borrower set forth in this Section 6.2 shall not be applicable to any noncompliance with the terms and conditions hereof to the extent relating to a particular Property and resulting directly from actions taken by Lender, Lender’s nominee or a successful purchaser of Collateral after the respective Borrower Party and its Affiliates have been dispossessed from such Property.

6.3. Inspection By Lender.  Borrower shall provide such information and certifications which Lender may reasonably request from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) to monitor Borrower’s compliance with this Section for the sole purpose of protecting Lender’s interest in the Properties and the Improvements thereon.  To protect its interest in the Properties and Improvements (but with respect to the Fee Properties, subject to any restrictions contained in the Capmark Loan documents of which Borrower has provided Lender with written notice and evidence), Lender shall have the right, but not the obligation, at any time upon not less than five (5) days’ written notice to Borrower, except in the case of emergency, in which event no notice shall be required  to enter upon the Properties, if Lender has reason to believe that Hazardous Materials exist on the Property in violation of Hazardous Materials Laws, take reasonably necessary samples, review any Borrower Party’s books and records related thereto, interview any Borrower Party’s employees and officers in relation thereto, and conduct such other related activities as Lender, in its reasonable discretion, deems appropriate.  Each Borrower Party shall cooperate fully in the conduct of such an audit.  If Lender decides to conduct such an audit because of (i) a Hazardous Material Claim, (ii) the possibility that Lender may, directly or indirectly, take possession of or title to the Properties (or any part thereof) after an Event of Default, (iii) a material change in the use of the Properties which, in Lender’s sole and absolute judgment, increases the risk to its interest in such Property and the Improvements thereon, or (iv) the introduction of Hazardous Material to any Property, then Borrower shall pay or cause to be paid upon demand all out-of-pocket costs and expenses actually incurred by Lender and connected with such audit, as determined by Lender, which, until paid, shall become additional indebtedness under the Note secured by the Loan Documents and the Other Related Documents.  Nothing in this Section shall give or be construed as giving Lender the right to direct or control any Borrower Party’s actions in complying with Hazardous Materials Laws.

6.4. Lender’s Right to Rely.  Lender is entitled to rely upon Borrower’s representations, covenants, agreements and warranties contained in this Section despite any independent investigations by Lender or its consultants or other representatives.  Borrower shall take all necessary actions to determine for itself, and to remain aware of, the environmental condition of the Properties.  Borrower shall have no right to rely upon any independent environmental investigations or findings made by Lender or its consultants or other representatives unless otherwise stated in writing therein and agreed to in writing by Lender.

6.5. Hazardous Materials Indemnity.  Subject to Section 10.24, Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in the Loan) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorney’s fees and expenses) which Lender may incur as a direct or indirect consequence of (a) any Hazardous Material Claim, (b) any misrepresentation, inaccuracy or breach of any representation, warranty or covenant contained or referred to in this Section 6, or (c) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Properties or Improvements (collectively, the “Indemnified Matters”).  The Indemnified Matters shall include, without limitation:  (i) the reasonable costs, whether foreseeable or unforeseeable, of any repair, cleanup or detoxification of the Properties which is required by any governmental entity or is otherwise necessary to render the Properties in compliance with all laws and regulations pertaining to Hazardous Materials; (ii) all other direct or indirect consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Lender, any corporation controlled by Lender, or any of their respective directors, officers, employees, agents, successors or assigns); and (iii) all court costs and reasonable attorneys’ fees and expenses paid or incurred by Lender, any entity controlled by Lender, or any of their respective directors, officers, employees, agents, successors or assigns relating to the subject matter hereof.  Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note.  Borrower’s duty and obligations to defend, indemnify and hold harmless Lender shall survive the cancellation of the Note and the release, reconveyance or partial reconveyance of any of the Mortgages or other Collateral.  Notwithstanding anything contained herein to the contrary, the above indemnities shall not apply to the extent that a matter relates to a particular Property and results solely and directly from the actions of Lender and first arises after the date the respective Borrower Party and its Affiliates are dispossessed from such Property, or with respect to the Fee Properties, first arises after the date the applicable Fee Owner is no longer controlled by Borrower or an Affiliate of Borrower due to a default under the Loan and Lender’s pursuit of its remedies hereunder or under any of the other Loan Documents.

6.6. California Deed of Trust.  Notwithstanding anything which might be construed herein or in the California Deed of Trust or in any of the other Loan Documents or the Other Related Documents to the contrary, in no event shall Borrower’s obligations and liabilities under the foregoing Section 6 be secured by the lien of the California Deed of Trust.

7. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.  Borrower hereby further covenants and agrees with Lender as follows:

7.1. Compliance with Loan Documents.  Borrower shall, and shall cause the Fee Owners to, comply with, observe and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Loan Documents and the Other Related Documents.

7.2. Use of the Property.  Borrower shall, and shall cause the Fee Owners to, not make, suffer or permit any use of the Property for any purpose other than assisted living facilities (along with ancillary independent living facilities) and/or Alzheimer’s facilities and related or appurtenant uses.

7.3. Property Leases and Other Transfers.  Borrower shall not, and shall cause the Fee Owners not to, without the prior written consent of Lender (to be granted or withheld in Lender’s sole discretion), enter into any new Property Lease, modify, surrender, terminate, extend or renew, either orally or in writing, any Property Lease now existing or hereafter created upon the Property or any part thereof, or permit an assignment or sublease thereof without the prior written consent of Lender (to be granted or withheld in Lender’s sole discretion).  Borrower shall not, and shall cause the Fee Owners not to, without the prior written consent of Lender, assign or further encumber or convey or dispose (or permit or consent or agree to the conveyance, encumbrance or disposal) of any interest in the Property (it being understood that Lender has consented to the Capmark Loan), and any assignment or encumbrance, or purported assignment or encumbrance, conveyance or disposal of any of the foregoing shall be void and of no effect for any purpose whatsoever.

7.4. Covenants, Conditions and Restrictions.  Borrower shall not record (or cause or allow to be recorded) any covenants, conditions, restrictions or declarations or any other agreement or instrument with respect to any portion of the Property, without the prior written consent of Lender, which consent shall not be unreasonably withheld.  Subject to the terms of the Capmark Loan, Lender may, in the exercise of its discretion, require that Borrower execute and deliver, or cause to be executed and delivered, to Lender a collateral assignment of the declarant’s rights thereunder, to the extent Borrower is the declarant, together with such other security agreements, financing statements and instruments as Lender may require which have the effect of creating a collateral assignment of any Borrower Party’s interest as declarant, all in a form acceptable to Lender.

7.5. Other Agreements Affecting the Property.  Subject to the provisions of the Capmark Loan, Borrower shall not, and shall not permit the Fee Owners to, enter into any written agreement nor amend or modify, in any material respect, any REA or any other easements, covenants or conditions affecting all or any portion of the Property, without the prior written consent of Lender (to be granted or withheld in Lender’s sole discretion).

7.6. Management Agreement. Borrower shall not, and shall not permit the Fee Owners to,  enter into any contract or agreement relating to the management of the Property (nor shall it permit any Borrower Party to enter into any such agreement) unless such contract or agreement (i) has been approved in writing by Lender, which approval shall not be unreasonably withheld or delayed, (ii) can be terminated (for any reason) by Borrower or its successors or assigns or any subsequent owner or operator of the subject Property (at no cost or expense) upon thirty (30) days’ written notice, and (iii) if required by Lender in its discretion, is the subject of a fully executed and delivered Lender’s form of Assignment and Subordination of Management Agreement.  Notwithstanding the foregoing, Lender agrees that, for so long as a particular Fee Property is encumbered by the Capmark Loan, such Fee Property may be managed by Emeritus or SSL pursuant to a management agreement acceptable to Capmark and that complies with subsection (ii) above.

7.7. Inspection of Books and Records.  Borrower shall keep and maintain, and shall cause the Fee Owner’s to keep and maintain, at the Property or at Borrower’s main office, proper and accurate books, records and accounts reflecting all items of income and expense incurred by any Borrower Party in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in the operation of the Property.  Borrower shall allow, and shall cause the Fee Owners to allow, Lender and any of Lender’s representatives, at any time during normal business hours, access to the records and books of account, including, without limitation, any supporting or related vouchers or papers kept at the Property or at any Borrower Party’s main office, by or on behalf of any Borrower Party or any of its representatives in connection with the Property, such access to include the right to make abstracts or copies thereof.

7.8. Litigation.  During the term of the Loan, Borrower shall, upon receiving notice of same, promptly furnish Lender a written notice of any material litigation in which any Borrower Party is named as defendant or affecting or relating to the Property or any portion thereof, other than personal injury or workers compensation claims which are covered by insurance and minor construction contract disputes.

7.9. No Lien Rights.  If any Borrower or any person or entity controlled by or affiliated with Borrower acts as a general contractor, architect, engineer, subcontractor, property manager, supplier of materials, or otherwise performs lienable work or services with respect to any part of the Property, Borrower hereby irrevocably waives and relinquishes, or shall cause its Affiliate to waive and relinquish, as appropriate, any and all lien rights it may obtain as a result of such work or services.

7.10. No Transfers or Other Financing.  Other than with respect to a Permitted Transfer, Borrower shall not permit a Transfer of all or any portion of any direct or indirect ownership interest in any Borrower Party.  In addition to the foregoing, other than with respect to a Permitted Transfer, Borrower shall not permit a Transfer of the Property or any other Collateral (or any portion thereof or any direct or indirect interest therein), other than the encumbrance of such Property with the liens of the Loan Documents and the Other Related Documents (and other than the liens granted pursuant to the Capmark Loan).  Other than any assignments or encumbrances evidenced by the Loan Documents and the Other Related Documents (and other than the liens granted pursuant to the Capmark Loan), no Borrower Party shall, without the prior written consent of Lender, assign or further encumber or convey or dispose, or consent or agree, to the conveyance, encumbrance or disposal (except for sales contracts entered into in compliance with the provisions of this Agreement) of any other interest in the Property or the Collateral, and any assignment or encumbrance, or purported assignment or encumbrance, conveyance or disposal of any of the foregoing shall be void and of no effect for any purpose whatsoever.  Furthermore, no Borrower Party shall, without the prior written consent of Lender, enter into any financing arrangement or loan transaction or consent to or agree to any such financing arrangement or loan transaction (except with respect to a time when this Loan has been repaid in full) other than the Loan, and any such financing arrangement or loan transaction shall be void and of no effect for any purpose whatsoever (and other than the liens granted pursuant to the Capmark Loan).

7.11. No Related Party Payments.  At any time after, and during the continuance of, an Event of Default, no distributions or other payments shall be made directly or indirectly by any Borrower Party or its partners, members or managers to any person or entity or affiliate thereof owning a direct or indirect interest in any Borrower Party or its partners, members or managers.

7.12. Mechanics Liens.  If a claim of a mechanics or materialman’s lien is recorded which affects any Property, Borrower shall, within twenty (20) days after any Borrower Party becomes aware of such recording or service or within five (5) days of Lender’s demand, whichever occurs first: (i) pay and discharge the claim of lien; (ii) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; (ii) cause the Title Company to insure over such claim of lien by endorsement to the Title Insurance Policies; or (iv) provide Lender with other assurance which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Lender from the effect of such lien.

7.13. Inspections.  Borrower shall permit (and shall cause each Fee Owner to permit), and shall cooperate (and shall cause each Fee Owner to cooperate) with Lender in arranging for, inspections of the Property from time to time by any representatives of Lender.  In the event that such representative furnishes Lender with reports covering such inspections, Lender may, but is not under any obligation whatsoever to, furnish Borrower with copies of any of said reports.  Borrower acknowledges and agrees that (i) all of such inspections and reports shall be made for the sole benefit of Lender and not for the benefit of any Borrower Party or any third party, and none of Lender, nor any of Lender’s representatives assume any responsibility or liability (except to Lender) by reason of such inspections, reports or the furnishing of any of such reports to Borrower, (ii) no Borrower Party shall rely upon any of such inspections or reports for any purpose whatsoever, and (iii) such inspections and the furnishing of any of such reports to Borrower shall not constitute a waiver of any of the provisions of this Agreement or any of the obligations of Borrower hereunder.

7.14. Construction.  Borrower shall not, and shall not permit the Fee Owners to (except as required pursuant to the Capmark Loan), perform any construction or other improvement or repair to any Property which is expected to cost in excess of $100,000, except with the prior written consent of Lender, to be granted or withheld by Lender in its sole discretion.

7.15. Massachusetts Mortgage.  As an accommodation, Lender has agreed that, if necessary, Borrower may cause the Massachusetts Mortgage to be executed by Farm Pond Borrower alone, as mortgagor, and recorded without a “Consent” attached thereto evidencing the consent and agreement of each other Borrower.  Notwithstanding anything which may be construed to the contrary in the Massachusetts Mortgage, and whether or not the aforesaid "Consent" is a part of the recorded Massachusetts Mortgage, each Borrower does hereby consent and agree to the terms and conditions of the Massachusetts Mortgage, and covenants and agrees to be bound by its terms and liable for the payment and performance of all of the obligations of Farm Pond Borrower thereunder.

8. FINANCIAL STATEMENTS.

8.1. Annual Reports.  As soon as available, and in any event within one hundred eighty (180) days after the close of each Fiscal Year, Borrower shall deliver to Lender, presented on a consolidated and consolidating, but not on a Property-by-Property, basis, financial statements prepared for such Fiscal Year with respect to the Borrower Parties (the “Borrower Annual Report”), including a balance sheet and operating statement as of the end of such Fiscal Year and further including related statements of income and members’, partners’ or owners’ capital for such Fiscal Year, audited by a “Big Four” accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to Lender, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of any Borrower Party as a going concern.  Together with each Borrower Party’s annual financial statements, Borrower shall deliver to Lender:  (i) a statement of cash flows for each Property; and (ii) such other information as Lender shall reasonably request and that is prepared by any Borrower Party in the ordinary course of its business.  Relative to the annual financial statements described above, Lender agrees that, so long as Emeritus owns, directly or indirectly, one hundred percent (100%) of the membership interests in each of the Leasehold Borrowers and Fee Owners, in lieu of the above referenced audited financial statements of the Borrower Parties, Borrower shall deliver audited financial statements of Emeritus, rather than the Borrower Parties, satisfying the above referenced requirements and unaudited financial statements of each Borrower Party satisfying the above referenced requirements.

8.2. Quarterly Reports.  As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender, presented on a consolidated and consolidating as well as a Property-by-Property basis, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to the Leasehold Borrowers and the Fee Owners, including a balance sheet and operating statement as of the end of such fiscal quarter and further including related statements of income, members’, partners’ or owners’ capital and cash flows for such fiscal quarter and for the portion of the Fiscal Year ending with such fiscal quarter.  Each such quarterly statement shall show the separate operations of each Property.  Each such quarterly report shall be accompanied by the following:  (i) a statement in reasonable detail showing the calculation of Net Operating Income for each Fee Property for the trailing four fiscal quarters, in each case, ending at the end of the fiscal quarter as to which such statement is being delivered; (ii) a then current occupancy report for each Property; and (iii) such other information as Lender shall reasonably request and that is prepared by any Borrower Party in the ordinary course of its business.  In the event that Emeritus ceases to be a public company that publishes its quarterly financial results, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender, presented on a consolidated and consolidating, but not on a Property-by-Property, basis, unaudited financial statements prepared for such fiscal quarter with respect to the Borrower Parties, including a balance sheet and operating statement as of the end of such fiscal quarter and further including related statements of income and members’, partners’ or owners’ capital for such fiscal quarter.

8.3. Certifications of Compliance.  Simultaneously with the delivery of the annual and quarterly financial statements contemplated by Sections 8.1 and 8.2, Borrower shall deliver to Lender an Officer’s Certificate in the form of Exhibit D attached hereto and dated as of the date of such delivery.

8.4. Annual Budgets.  Borrower has previously delivered to Lender the Annual Budget for each Property for the Fiscal Year ending December 31, 2007.  Not more than thirty (30) days following the commencement of each subsequent Fiscal Year for so long as all or any portion of the Loan remains outstanding, Borrower shall deliver to Lender an Annual Budget for each Property presented on a Property-by-Property basis for such Fiscal Year and, promptly after preparation thereof, any subsequent revisions to such Annual Budget.  On or prior to fifteen (15) days prior to the commencement of each such subsequent Fiscal Year, Borrower shall deliver to Lender a preliminary draft of the aforesaid Annual Budget for such Fiscal Year.

8.5. Monthly Financial Information.  As soon as available, and in any event within thirty (30) days after the end of each calendar month, Borrower shall deliver to Lender, presented on a consolidated and consolidating as well as a Property-by-Property basis, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to the Leasehold Borrowers and the Fee Owners, including a balance sheet and operating statement as of the end of such month and further including related statements of income, members’, partners’ or owners’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by (i) an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, and (ii) an Officer’s Certificate certifying as to any material variances from the approved Annual Budget on a line-item basis.  Each monthly report shall show the separate operations of each Property, including, without limitation, the monthly cash flow for such Property.  Each such monthly report shall be accompanied by the following:  (a) a statement setting forth in reasonable detail the calculation of Net Operating Income for each Fee Property for the trailing twelve (12) months, in each case, ending at the end of the calendar month as to which such statement is being delivered; (b) a then current occupancy report for each Property; (c) a report describing in reasonable detail the occurrence during such month of any event that is reasonably likely to result in a material adverse effect on the ability of the Borrower to perform any material provision of the Loan Documents or Other Related Documents, or the value, use or enjoyment of any of the Properties or the operation thereof; (d) a monthly summary of accounts receivable with respect to each Property and all of the Properties in form acceptable to Lender; and (e) such other information as Lender shall reasonably request and that is prepared by any Borrower Party in the ordinary course of its business.

8.6. Authorizations.  As soon as available, and in any event within ninety (90) days after the end of each calendar year, Borrower shall deliver to Lender as to each Property a report describing in reasonable detail the status of such Property’s compliance with all Authorizations for such Property.  In addition, not later than thirty (30) days after the commencement of each Fiscal Year for so long as all or any portion of the Loan remains outstanding, Borrower shall deliver to Lender copies of any and all Authorizations (together with any renewals or extensions thereof) certified by Borrower as accurate and complete in an Officer’s Certificate.

8.7. Actuarial Reports.  Promptly (and in any event no later than ten (10) days) after any Borrower Party’s receipt thereof, Borrower shall deliver to Lender a complete copy of any Actuarial Report(s) received by the Borrower Parties with respect to the Properties.

8.8. Notices/Inspection Reports from Governmental Authorities.  As soon as available, and in any event within ten (10) days of any Borrower Party’s receipt, Borrower shall deliver to Lender (i) any and all notices (regardless of form) from any Governmental Authority that (a) any Authorization for any Property or the certification of any Property for reimbursement under any applicable governmental reimbursement program is the subject of any enforcement action, revocation or suspension or is subject to assessment for civil monetary penalties or is the subject of any overpayment claim or recoupment claim or (b) action is pending or being considered to revoke or suspend any Authorization or to institute enforcement actions of any kind, and (ii) any and all inspection reports (regardless of form) from any Governmental Authority relating to any of the Properties.

8.9. Other Information.  Borrower shall furnish, within ten (10) days after written request from Lender, a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the indebtedness secured by the Loan Documents and Other Related Documents and whether or not any offsets or defenses exist against such principal and interest.  In addition, Borrower shall deliver to Lender whatever additional information concerning any Property, or any Borrower Party which Lender may reasonably request, provided such information is consistent with the types of reports and information generally utilized by institutions within the healthcare or financing industry.

9. BORROWER’S DEFAULT.

9.1. Borrower’s Defaults and Lender’s Remedies.

9.1.1. Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

9.1.1.1. Borrower fails to pay, when due, any principal of or installment of interest on the Note; or

9.1.1.2. Borrower fails to pay, when due, any other amount payable under this Agreement (other than principal or interest), and such failure continues for a period of five (5) days after notice thereof from Lender to Borrower; or

9.1.1.3. Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section and (i) such failure continues for a period of thirty (30) days after notice thereof from Lender to Borrower, or (ii) if such failure cannot, because of its nature, be cured within said thirty (30)-day period, then, if Borrower commences curing such failure within said thirty (30)-day period and diligently continues such cure, such failure continues for an additional sixty (60)-day period after an additional notice; or

9.1.1.4. Any “Event of Default” occurs, as defined under any of the other Loan Documents or the Other Related Documents, including, without limitation, any Collateral Document; or

9.1.1.5. Any Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under the other Loan Documents or the Other Related Documents to which it (or its parent entity) is a party, and such failure continues beyond any applicable cure period, or if no cure period is specified, (i) such failure continues for a period of thirty (30) days after notice thereof from Lender to Borrower, or (ii) if such failure cannot, because of its nature, be cured within said thirty (30)-day period, then, if Borrower commences curing such failure within said thirty (30)-day period and diligently continues such cure, such failure continues for an additional sixty (60)-day period after an additional notice; or

9.1.1.6. Any representation, warranty or certification made in this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Loan Documents or the Other Related Documents by Borrower shall be or, to the extent intended to be continuing, become materially incorrect or false, or any material representation to Lender by Borrower as to the financial condition or credit standing of any Borrower Party is or proves to be false or misleading; or

9.1.1.7. Any “Event of Default”, as defined under any one or more of the Master Lease, the Master Lease Guaranty, the Fairwood Lease, the Fairwood Guaranty, the Whitehall Lease and/or the Whitehall Guaranty, occurs, or any default occurs under any Material Indebtedness and the same is not cured within any applicable notice and cure period; or

9.1.1.8. Except in connection with the Capmark Loan, the recording of any claim of lien against any Fee Property or any Improvements thereon and the continuance of such claim of lien for thirty (30) days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or the sequestration or attachment of, or any levy or execution upon any Fee Property or any Improvements, any other Collateral, or any substantial portion of the other assets of any Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

9.1.1.9. The filing of a petition by any Borrower Party for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; the filing of any pleading or an answer by any Borrower Party in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding any Borrower Party’s insolvency; a general assignment by any Borrower Party for the benefit of creditors; or any Borrower Party applying for, or the appointment of, a receiver, trustee, custodian or liquidator of any Borrower Party or any of its property; or

9.1.1.10. The failure of any Borrower Party to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other debtor relief law that is filed against any Borrower Party or in any way restrains or limits any Borrower Party or Lender regarding the Loan, the Property or any Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or

9.1.1.11. The dissolution of any Borrower Party which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, any Property or any Improvements, or on the ability of any Borrower Party to perform its respective obligations under the Loan Documents or the Other Related Documents; or

9.1.1.12. Any Transfer occurs without the prior written consent of Lender, in its sole and absolute discretion, other than a Permitted Transfer; or

9.1.1.13. Any Borrower Party enters into any secondary or additional financing agreements or arrangements of any kind whatsoever secured, in whole or in part, by all or any part of or interest in any Collateral (other than Fee Owners’ first mortgage financing from Capmark obtained in connection with Fee Owners’ initial acquisition of the Fee Properties pursuant to the Purchase Contracts); or

9.1.1.14. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting any Borrower from performing any of their material obligations under this Agreement or any of the Loan Documents or the Other Related Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order; or

9.1.1.15. The filing of formal charges by any governmental or quasi-governmental entity, including, without limitation, the issuance of an indictment, under a RICO Related Law against any Borrower Party or any property manager, which are not dismissed within thirty (30) days; or

9.1.1.16. Any Property is rezoned (except for such rezoning as does not affect the value, use or operation of the Property), either voluntarily or involuntarily, or any agreement for the foregoing is entered into, without the prior written consent of Lender; or

9.1.1.17. Any Borrower Party fails to commence compliance with or to cause commencement of compliance with (or to bond or indemnify Lender to its satisfaction with regard to) any requirement (including, without limitation, compliance with all applicable zoning, building, health, fire and environmental laws, rules, regulations and ordinances) of any Governmental Authority having jurisdiction within fifteen (15) days after such Borrower Party has written notice from such Governmental Authority of such requirement or any Borrower Party fails to thereafter diligently prosecute such compliance; or

9.1.1.18. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining the operation of any Property or prohibiting any Borrower from performing any of their material obligations under any of the Loan Documents or the Other Related Documents and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within thirty (30) days after the granting of such decree or order.

9.1.2. Lender’s Remedies.  Upon the happening of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document or Other Related Document, to do any or all of the following, concurrently or successively, without notice to any Borrower Party:

9.1.2.1. Declare the Note to be, and it shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; or

9.1.2.2. Terminate Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

9.1.2.3. Appropriate and apply to any amounts due under the Loan Documents or the Other Related Documents any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of Borrower with Lender including, without limitation, the Security Deposit (and in the event the Security Deposit is in the form of a letter of credit, draw on the same and apply the proceeds thereof to any such amounts due or hold the same in cash form pursuant to the terms of the Cash Collateral Agreement); or

9.1.2.4. Exercise all of its rights and remedies at law, in equity and/or pursuant to any or all Collateral Documents, including foreclosing on the Collateral.

Borrower shall pay to Lender, upon demand, all out-of-pocket expenses actually incurred (including, without limitation, attorneys’ fees and expenses) of obtaining such judgment or decree or of otherwise seeking to enforce its rights under this Agreement or any of the other Loan Documents or the Other Related Documents; and all such expenses, as determined by Lender in its sole and absolute discretion, shall, until paid, be secured by the Loan Documents or the Other Related Documents and shall bear interest at the Default Rate described in the Note.

9.2. Protective Advances.  If an Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (i) be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished, (ii) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the Note, and (iii) become due and owing, at Lender’s demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.

9.3. Other Remedies.  If any Event of Default shall occur and be continuing, Lender may, in addition to any other rights and remedies hereunder, exercise any and all remedies provided in any of the other Loan Documents or the Other Related Documents.

9.4. RICO Related Law Concerns.  Notwithstanding anything to the contrary contained in this Agreement, if Lender has reasonable cause to believe that any material portion of any Property or of any collateral securing the Loan or of any other funds, property or other assets of any Borrower Party might be subject to forfeiture under any RICO Related Law, Lender may, in its sole and absolute discretion, refuse to make any further disbursements, hereunder or under any of the other Loan Documents or the Other Related Documents, of any kind whatsoever until Lender has no reasonable belief that any portion of any Property or any of such assets are subject to forfeiture under any RICO Related Law.

9.5. No Lender Liability.  To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith, except to the extent caused by Lender’s gross negligence or willful misconduct.

9.6. Lender’s Fees and Expenses.  In relation to any Event of Default hereunder, Borrower shall pay Lender’s out-of-pocket fees and expenses actually incurred, including, without limitation, attorneys’ fees and expenses, in connection with the enforcement of this Agreement or any of the other Loan Documents or the Other Related Documents.

10. MISCELLANEOUS.

10.1. Indemnification.  Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all actual (but not consequential) losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of Lender’s Affiliates, in their capacity as lender, in connection with, arising from or relating to Lender’s entering into or carrying out the terms of this Agreement or being the holder of the Note, or the use, operation or maintenance of any of the Properties prior to Lender’s foreclosing upon or taking possession thereof, including, without limitation, any injury or damage to person or property, or both, occurring on or about any of the  Properties, other than any loss, liability, damage, suit, claim, expense, fees or costs arising solely by reason of Lender’s or any of Lender’s Affiliates’ willful misconduct or gross negligence, or any liability of Lender to the extent that it arises due to its being the landlord under the Master Lease.

10.2. Assignment and Participation.

10.2.1. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below), or in any of its rights and security hereunder, including, without limitation, the Note.  Lender may also assign all or any part (provided Lender acts as agent in connection with any partial assignment, except as provided below) of the Loan and the Lender’s obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an “Assignee Lender”).  Upon delivery to Borrower of an executed copy of the Assignee Lender’s assignment and acceptance (i) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, and assumed in writing by such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Loan Documents or the Other Related Documents, and (ii) Lender, to the extent that rights and obligations hereunder have been assigned, assumed in writing, and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents or the Other Related Documents (including, without limitation, the obligation to fund the Assignee Lender’s share of the Loan).  Within five (5) Business Days after receipt of a copy of the executed assignment and acceptance document, along with a form new Note or Notes (in the same form as the existing Note except for changes to specifically address the assignment of all or a portion of the Note), at Lender’s request, Borrower shall execute and deliver to Lender a new Note or Notes in the form provided by Lender, as applicable (for delivery to the relevant Assignee Lender), evidencing such Assignee Lender’s assigned portion of the Loan and a replacement Note or Notes, as applicable, in the principal amount of the Loan retained by Lender (such Note(s) to be in exchange for, but not in payment of, the Note then held by Lender).  Such Note(s) shall be dated the date of the predecessor Note.  Lender shall hold such new Note or Notes in escrow until Lender has marked the predecessor Note(s) “exchanged” and delivered it to Borrower.  Accrued interest on that part of the predecessor Note(s) evidenced by the new Note(s), and accrued fees, shall be paid as provided in the assignment agreement between Lender and to the Assignee Lender, provided that in no event shall Borrower pay any duplicate interest or fees.  Accrued interest on that part of the predecessor Note(s) evidenced by the replacement Note(s) shall be paid to Lender, provided that in no event shall Borrower pay any duplicate interest or fees.  Accrued interest and accrued fees shall be so apportioned between the Note(s) and paid at the same time or times provided in the predecessor Note(s) and in this Agreement, provided that in no event shall Borrower pay any duplicate interest or fees.  Borrower authorizes Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to Borrower, the Loan, the Properties or Improvements, provided that such prospective Assignee Lender agrees to keep such information confidential in accordance with customary lending practice.  In addition, Borrower agrees that, in connection with any complete assignment of the Loan, if so requested by Lender and at Lender’s expense, Borrower will cause all insurance policies, binders and commitments (including, without limitation, casualty insurance and title insurance) required by the Loan Documents or the Other Related Documents to be delivered to Lender to name the Assignee Lender as an additional insured or obligee, as Lender may request.  In the event of a granting of a participation or an assignment of less than all of its interest in the Loan, Ventas Realty, Limited Partnership, a Delaware limited partnership, shall continue to act as agent for Lender and any notice, report or other document delivered to agent shall be deemed to have been delivered to any party then constituting Lender.  Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 10.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents or the Other Related Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

10.2.2. In the event that (i) an Assignee Lender (or, if such Assignee Lender is a disregarded entity for United States federal income tax purposes, the entity or person treated, for United States federal income tax purposes, as the owner of the assets of such Assignee Lender) is not organized under the laws of the United States or a state thereof and (ii) such Assignee Lender fails to establish to the reasonable satisfaction of Borrower that payments under the Loan Documents are exempt from United States withholding taxes, Borrower shall not be required to “gross-up” payments made to such Assignee Lender for United States withholding taxes required to be withheld by Borrower.  Any amounts payable to an Assignee Lender that are subject to United States withholding taxes shall be withheld by Borrower and remitted to the applicable taxing authority and treated, for purposes of this Agreement and all other Loan Documents, as if they were paid to such Assignee Lender.

10.3. Prohibition on Assignment.  Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.

10.4. Time of the Essence.  Time is of the essence of this Agreement.

10.5. No Waiver.  No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing.  No failure to exercise or delay in exercising, by Lender or any holder of the Note, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.  No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.  No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder.  Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

10.6. Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

10.7. Use of Proceeds.  All agreements between Borrower and Lender (including, without limitation, this Agreement and any other Loan Documents or the Other Related Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Illinois.  If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Loan Documents or the Other Related Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Illinois, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness secured by the Collateral (whether or not then due and payable) and not to the payment of interest.

10.8. Notices.  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) by mail (registered or certified mail, return receipt requested), in which case such notice shall be deemed received three (3) Business Days after its deposit, (ii) by confirmed facsimile, in which case such notice shall be deemed received on the date sent provided a copy is sent pursuant to clause (iii) on the next Business Day, or (iii) by reputable nationally recognized overnight courier service, in which case such notice shall be deemed received the next Business Day, addressed to the respective parties, as follows:

if to Borrower:                                           c/o Emeritus Corporation
3131 Elliott Avenue, #500
Seattle, Washington  98121
Attention:  Eric Mendelsohn
Facsimile:  (206) 357-7388

with a copy to:                                           Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois  60611
Attention:  Real Estate Notices (JDL/MJK)
Facsimile:  (312) 915-3348

in the case of Lender to:                                                      c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky  40223
Attention:  General Counsel
Telephone:  (502) 357-9000
Facsimile:  (502) 357-9001

with a copy to:                                           c/o Ventas, Inc.
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky  40223
Attention:  Loan Administration
Telephone:  (502) 357-9000
Facsimile:  (502) 357-9001

with a copy to:                                           Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
Attention:  Douglas W. Anderson, Esq.
Facsimile:  (312) 984-3150

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice.

10.9. Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

10.10. No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

10.11. Brokerage Commissions.  Borrower and Lender each represent that they have not engaged any broker in connection with the transaction contemplated by this Agreement.  Borrower and Lender shall each indemnify, defend and hold the other party and their respective Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses), consequential or otherwise, which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against such party or any of its Affiliates in connection with, arising out of or relating to any claim of a broker’s or finder’s fee against such party or any person or entity in connection with the Loan herein contemplated arising out of or relating to Borrower’s or Lender’s action or inaction.

10.12. Publicity.  Borrower shall not publicize this Loan without the prior written consent of Lender, which shall not be unreasonably withheld, or as required by applicable securities laws.

10.13. Documentation.  Subject to the express terms of this Agreement, all documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance reasonably satisfactory to Lender.

10.14. Additional Assurances.  Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction herein contemplated.

10.15. Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

10.16. Choice of Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.  Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.  Borrower acknowledges that Lender’s principal office is located in Chicago, Illinois and that Lender may be irreparably harmed if required to institute or defend any action in any jurisdiction other than the Northern District of Illinois or Cook County, Illinois or, with respect to enforcement of the Mortgages, the States where the respective Leasehold Properties are located.  Therefore, Borrower irrevocably (i) agrees that any suit, action or other legal proceeding relating to this Loan Agreement or any of the other Loan Documents or the Other Related Documents may be brought, at Lender’s sole option, only in the Circuit Court of Cook County or in the Northern District of Illinois or, with respect to enforcement of the Mortgages, any state or Federal court sitting in the counties where the respective Leasehold Properties are located, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, (iii) waives any objection which Borrower may have to the laying of venue in any such suit, action or proceeding in any such court, and (iv) waives personal service of any and all process (in any court or jurisdiction whatsoever) and consents that all such services of process may be made by certified mail return receipt requested directed to Borrower at the address indicated in Section 10.8 herein, and services so made shall be complete five (5) days after the same has been deposited in the U.S. Mail as aforesaid.

10.17. No Third Party Beneficiary.  This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

10.18. Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

10.19. Definitions; Captions.  With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a person, or a trust, corporation, partnership or other entity, then it shall also mean all heirs, legal representatives, successors and assigns of such person or entity, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.

10.20. Interpretation.  All references herein to a party’s best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry.  All references herein to Borrower’s knowledge shall be deemed to refer to the actual knowledge of each Borrower Party.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender’s discretion or opinion, to the granting or withholding of Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment.  The terms “herein,” “hereof,” “hereunder” and any other similar terms used herein shall be deemed to refer to this Agreement in its entirety.  Any reference contained herein, or in any of the other Loan Documents or Other Related Documents, to attorneys’ fees and expenses shall be deemed to be reasonable fees and expenses of Lender’s outside counsel and of any other third-party experts or consultants engaged by Lender’s outside counsel on Lender’s behalf and, in the case of attorneys’ fees and expenses, shall include, without limitation, attorneys’ fees and expenses at trial, on appeal, in a bankruptcy proceeding or otherwise.  All references to any Loan Document or Other Related Document shall be deemed to be to such document as amended, modified or restated from time to time.

10.21. WAIVER OF RIGHT TO JURY TRIAL.  BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER.  EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (I) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS, AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

10.22. Credit Reporting.  Borrower acknowledges that the following notice is provided as required by the Fair Credit Reporting Act:  Lender may report information about the Loan/Borrower’s account to credit bureaus and late payments, missed payments or other defaults on such Loan/Borrower’s account may be reflected in Borrower’s credit report.

10.23. Duplication of Deliveries.   To the extent that Borrower or any Borrower Party is required to make a delivery to Lender of any notice, report, agreement or other document hereunder that such Borrower, Borrower Party, or any Affiliate thereof, is also required to deliver to the landlord under the Master Lease, so long as Lender or its Affiliates, either directly or indirectly, continues to be the landlord under the Master Lease, the delivery of such notices, reports, agreements or other documents the Master Lease shall constitute delivery by such Borrower, Borrower Party, or any Affiliate thereof, to Lender hereunder, and neither Borrower, Borrower Party nor or any Affiliate thereof shall be obligated to make a duplicate delivery hereunder.

10.24.   Conflicts with Master Lease.  Notwithstanding anything which may be construed to the contrary in this Agreement, and except as expressly set forth herein, Borrower acknowledges and agrees that (i) except as provided in the Cash Collateral Agreement and the Consent and Agreement of Master Landlord relating to such agreement, (a) in no event will the terms, conditions, restrictions or obligations of Lender under this Agreement or any of the other Loan Documents or Other Related Documents impair or abrogate the rights or remedies of Master Landlord under the Master Lease or any guaranty made in conjunction therewith, and (b) nothing herein shall be construed so as to prevent Master Landlord from exercising or enforcing any or all of its rights and remedies under the Master Lease in accordance with the terms thereof, and (ii) in no event will the terms, conditions, restrictions or obligations of Master Landlord under the Master Lease impair or abrogate the rights or remedies of Lender under this Agreement or any of the other Loan Documents or Other Related Documents, and nothing herein shall be construed so as to prevent Lender from exercising or enforcing any or all of its rights and remedies under this Agreement or any of the other Loan Documents or Other Related Documents in accordance with the terms thereof.  Without limitation of the Cash Collateral Agreement and the Consent and Agreement of Master Landlord relating to such agreement, in the event of a clear and unavoidable conflict between the terms of this Agreement or any of the other Loan Documents or Other Related Documents and the terms of the Master Lease, for so long as Ventas Realty, Limited Partnership and/or any of its affiliates are both Lender under this Agreement and Master Landlord under the Master Lease, such conflict shall be resolved by Ventas Realty, Limited Partnership, in its sole and absolute discretion.

10.25. Liability Limitation.  This Agreement, the Notes and the other Loan Documents and the Other Related Documents are being entered into between Borrower and Lender to create a borrower/lender relationship with respect to the Loan, and Borrower and Lender agree that, notwithstanding anything to the contrary contained in this Agreement, the Notes and the other Loan Documents and the Other Related Documents, (i) in the case of any indemnity of Lender by Borrower that is contained in this Agreement, the Notes and the other Loan Documents and/or the Other Related Documents, Borrower shall not be liable to indemnify Lender with respect to any loss, damage, cost or expense, including, without limitation, attorneys' fees, that is incurred by Lender if and to the extent that the same arises as a result of Lender being the Master Landlord under the Master Lease and (ii) in the case of any covenant or agreement by Borrower that is contained in this Agreement, the Notes and the other Loan Documents and/or the Other Related Documents and breached by Borrower, Borrower shall not be liable for any damages suffered by Lender as a result of such breach if and to the extent that such damages are suffered by Lender as a result of Lender being the Master Landlord under the Master Lease.  For example, if Borrower indemnifies Lender from certain environmental claims in a Loan Document, Lender suffers a loss from a claim of the nature described in the indemnity provision of such Loan Document and Lender suffers the loss, not because it is the Lender (e.g. because it does not have or exercise under the Loan Documents liability-creating dominion over the property in its capacity as Lender) but instead as a result of the fact that, e.g., in its capacity as Master Landlord it exercised rights of control or consent under the Master Lease that resulted in the attachment of liability for the particular claim, then subsection (i) above would exculpate Borrower from liability under the aforesaid Loan Document indemnity provision.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

EMERITUS CORPORATION,
a Washington corporation

By: /s/                      Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE SENIOR LIVING, INC.,
a Delaware corporation

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SW ASSISTED LIVING, LLC
SUMMERVILLE AT BARRINGTON COURT LLC
SUMMERVILLE AT ROSEVILLE GARDENS LLC

Each of which entities is a Delaware limited liabilitycompany

By:           Summerville Senior Living, Inc., a Delaware
corporation, its Sole Member

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE 5 LLC
SUMMERVILLE 14 LLC
SUMMERVILLE 15 LLC
SUMMERVILLE 16 LLC
SUMMERVILLE 17 LLC

Each of which entities is a Delaware limited liabilitycompany

By:           Summerville Investors, LLC, a Delaware limited
liability company, each of their Sole Member

By:           Summerville Senior Living, Inc.,
a Delaware corporation,
its Sole Member

By: /s/                      Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE AT HERITAGE PLACE, LLC,
a Delaware limited liability company

By:           Summerville at Cobbco, Inc.,
a California corporation,
its Sole Member

By: /s/ Eric Mendelsohn _____________________
Name: Eric Mendelsohn
Title:	Senior Vice President Corporate Development

LENDER:

VENTAS REALTY, LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

By:           /s/ T. Richard Riney
Name:                      T. Richard Riney
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

LANDLORD CONSENT

The undersigned, being the landlord under the Master Lease, hereby consent to the Leasehold Borrowers’ encumbering of (i) their interest in the Leasehold Properties pursuant to the Mortgages, (ii) the Security Deposit pursuant to the Cash Collateral Agreement, and (iii) any Net Insurance Proceeds (as such term is defined in the Mortgages) pursuant to Sections 1.9, 1.10, 1.11 and 1.12 of the Mortgages, and otherwise consent to the terms of this Agreement, the other Loan Documents and the Other Related Documents, and further acknowledge that the execution of this Agreement, the other Loan Documents and the Other Related Documents, along with any other documents executed by Leasehold Borrowers in connection therewith, shall not be deemed a default under the Master Lease.   All capitalized terms used in the foregoing paragraph shall have the meaning ascribed to same in the Loan Agreement to which this consent is attached.

MASTER LANDLORD:

VENTAS REALTY, LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

By:           /s/ T. Richard Riney
Name:                      T. Richard Riney
Title:	Executive Vice President, Chief Administrative	Officer, General Counsel
and Secretary

VENTAS FRAMINGHAM, LLC,
a Delaware limited liability company

By: /s/ T. Richard Riney
Name:                      T. Richard Riney
Title:	Executive Vice President, General Counsel and Corporate Secretary